UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Chittenden Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notice of 2007

Annual Meeting

and

Proxy Statement

Your Vote is Important

Every Stockholder should complete, sign, date and promptly return the proxy in the envelope furnished for this purpose. It is necessary that enough shares be represented by proxy to constitute, with the shares present in person, a legal quorum (a majority of the issued and outstanding stock) so that a meeting can be held.

This Proxy Statement was first mailed to Stockholders of Chittenden Corporation on or about March 16, 2007.

CHITTENDEN CORPORATION

Two Burlington Square

Burlington, Vermont 05401

Notice of Annual Meeting of Stockholders

To Be Held on April 18, 2007

The Annual Meeting of the Stockholders of Chittenden Corporation will be held in the Chittenden Room, Two Burlington Square, Main Floor, Burlington, Vermont 05401 at 10:00 a.m. on Wednesday, April 18, 2007. The annual meeting is being held for the purpose of considering and acting upon the following, all of which are more completely set forth in the accompanying proxy statement:

1.	To elect two Directors for a three-year term as provided by Chittenden Corporation’s Amended and Restated Articles of Incorporation;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for 2007; and

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

You are entitled to notice of, and to vote at, the annual meeting or at any adjournment or postponement thereof only if you are a record holder of Chittenden’s common stock on March 2, 2007.

By Order of the Board of Directors

F. Sheldon Prentice
Senior Vice President, General Counsel and Secretary

March 16, 2007

CHITTENDEN CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

APRIL 18, 2007

Solicitation and Revocation of Proxies

This proxy statement is furnished to the Stockholders of Chittenden Corporation (sometimes referred to herein as “Chittenden”, the “Company” or the “Corporation”), a corporation organized under the laws of the State of Vermont, in connection with the annual meeting of the Stockholders of the Corporation to be held on Wednesday, April 18, 2007, at 10:00 a.m., in the Chittenden Room, located at Two Burlington Square, Burlington, Vermont 05401.

A proxy card is furnished by the Corporation. This proxy is being solicited by the Board of Directors of the Corporation for use at the April 18, 2007 Annual Meeting of its Stockholders and at any adjournment or postponement thereof. A proxy duly executed and returned by a Stockholder will be voted as directed by the proxy, and, if no choice is specified, the proxy will be voted in accordance with the recommendations of the Board of Directors contained herein. As to other matters, if any, to be voted upon, the persons named in the proxy will take such action, as the Board of Directors may deem advisable.

A Stockholder who signs and returns a proxy may revoke it at any time before it is exercised by notifying the Secretary of the Corporation in writing at the address of Chittenden’s executive offices set forth above, by giving a duly executed proxy bearing a later date, or by attending the meeting and voting in person. The presence of a Stockholder at the Annual Meeting without further action will not constitute revocation of a previously given proxy.

This Proxy Statement, the Corporation’s Annual Report and Form 10-K, which contains financial statements, will be mailed on or about March 16, 2007 to Stockholders of record on March 2, 2007. The Annual Report and Form 10-K are not to be regarded as proxy soliciting material.

All expenses of the solicitation of proxies are being borne by the Corporation. It is expected that solicitations will be made primarily by mail, but regular employees or representatives of the Corporation may also solicit proxies by telephone, telegraph and in person and arrange for nominees, custodians and fiduciaries to forward proxies and proxy material to their principals at the expense of the Corporation. The Corporation also has retained Georgeson Shareholder Communications Inc. to assist with the solicitation of proxies for a fee of $6,500, plus reimbursement of out-of-pocket expenses.

Voting Securities

The Board of Directors of the Corporation has fixed the close of business on March 2, 2007 as the record date for the determination of Stockholders entitled to notice of and to vote at the annual meeting. As of the record date, there were 45,072,635 shares of common stock outstanding and entitled to vote. Each share of common stock will be entitled to one vote. There are no rights of appraisal or similar rights of dissenters with respect to any matter to be acted upon at the meeting.

As of January 31, 2007, there were 45,429,449 shares of common stock outstanding and entitled to vote. Security ownership of the Corporation’s Directors and Executive Officers as of January 31, 2007 is provided below in tabular form.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Common Stock	Crawford, Sally W.	21,868	(2)	*
Common Stock	Drumheller, Philip M.	25,918	(3)	*
Common Stock	Dwight, John K.	44,763	(4)	*
Common Stock	Hutton, Lyn	19,223	(5)	*
Common Stock	Perrault, Paul A.	822,800	(6)	1.81%
Common Stock	Pizzagalli, James C.	180,252	(7)	*
Common Stock	Pomerleau, Ernest A.	51,051	(8)	*
Common Stock	Richards, Mark W.	131,188	(9)	*
Common Stock	Smith, Charles W.	234,985	(10)	*
Common Stock	Spera, Pall D.	84,833	(11)	*
Common Stock	Wells, Owen W.	18,601	(12)	*
Common Stock	Barnes, John P.	275,551	(13)	*
Common Stock	Kelly, John W.	216,005	(14)	*
Common Stock	O’Brien, Danny H.	195,904	(15)	*
Common Stock	Walters, Kirk W.	270,290	(16)	*
Common Stock	Directors and Executive Officers as a group (the “Officer Group”) (20 Persons)	3,017,946	(17)	6.6%

All Directors and Officers have a mailing address of: c/o Chittenden Corporation, Two Burlington Square, Burlington, Vermont 05401

(1)	Less than 1% indicated by *.
(2)	Includes 16,060 shares issuable upon the exercise of stock options that have vested.
(3)	Includes (a) 21,186 shares issuable upon the exercise of stock options that have vested, and (b) 3,343 shares owned by Lane Press of which Mr. Drumheller is the President.
(4)	Includes (a) 21,186 shares issuable upon the exercise of stock options that have vested, and (b) 9,009 shares held under a Rabbi Trust.
(5)	Includes 16,060 shares issuable upon the exercise of stock options that have vested.

(6)	Includes (a) 721,253 shares issuable upon the exercise of stock options that have vested, (b) 23,647 shares owned through a 401(k) plan and (c) 77,900 shares owned by Mr. Perrault’s spouse.
(7)	Includes (a) 16,060 shares issuable upon the exercise of stock options that have vested, (b) 9,890 shares owned by Pizzagalli Construction Company of which Mr. Pizzagalli is the Co-Chairman and (c) 6,700 shares owned by Pizzagalli Foundation of which Mr. Pizzagalli is a Trustee. Mr. Pizzagalli disclaims beneficial interest in Pizzagalli Construction Company and Pizzagalli Foundation.
(8)	Includes (a) 21,186 shares issuable upon the exercise of stock options that have vested and (b) 17,125 shares owned by a Rabbi Trust.
(9)	Includes (a) 16,170 shares issuable upon the exercise of stock options that have vested, (b) 950 shares held in an IRA account and (c) 5,465 shares held in a trust.
(10)	Includes (a) 6,375 shares issuable upon the exercise of stock options that have vested and (b) 6,981 shares held in an IRA for Mr. Smith’s spouse.
(11)	Includes 16,060 shares issuable upon the exercise of stock options that have vested.
(12)	Includes 11,374 shares issuable upon the exercise of stock options that have vested.
(13)	Includes (a) 241,882 shares issuable upon the exercise of stock options that have vested, (b) 4,937 shares held in an IRA for Mr. Barnes’ spouse and (c) 13,837 shares owned through a 401(k) plan.
(14)	Includes (a) 213,342 shares issuable upon the exercise of stock options that have vested and (b) 2,663 shares owned through a 401(k) plan.
(15)	Includes (a) 178,001 shares issuable upon the exercise of stock options that have vested, and (b) 12,500 owned by Mr. O’Brien’s spouse.
(16)	Includes (a) 248,185 shares issuable upon the exercise of stock options that have vested and (b) 8,100 shares owned though a 401(k) plan.
(17)	Total includes (a) 69,390 shares held by the “Officer Group” not listed in the table, (b) 343,816 shares issuable upon the exercise of stock options that have vested held by the “Officer Group” not listed in the table, and (c) 11,508 shares owned through a 401(k) plan held by the “Officer Group” not listed in the table.

Notes Regarding Directors’ and Executive Officers’ Stock Ownership

Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Options to purchase shares of common stock of Chittenden Corporation that are exercisable within 60 days of January 31, 2007 are deemed outstanding for computing the ownership of each Director and Executive Officer as a percentage of the total number of shares outstanding, but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated, the listed persons have sole voting power and sole investment power with respect to the shares of common stock set forth above.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, Chittenden’s directors and executive officers and certain persons who own more than 10% of the common stock are required:

•	to file reports of their ownership of the common stock and any changes in that ownership with the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange by specific dates; and

•	to furnish Chittenden with copies of the reports.

Based on Chittenden’s records and other information, Chittenden believes that its directors and executive officers satisfied all of these filing requirements in 2006.

Beneficial Ownership of Five Percent or More

Based on information supplied to the Corporation on Schedule 13G pursuant to the Exchange Act as of February 14, 2007, no one was the beneficial owner of more than five percent of any class of the Corporation’s voting securities, except Ariel Capital Management, LLC, Private Capital Management, Barclays Global Investors, NA, and T. Rowe Price Associates, Inc.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Common Stock	Ariel Capital Management, LLC(2) 200 E. Randolph Drive Suite 2900 Chicago, IL 60601	4,778,443	10.5%
Common Stock	Private Capital Management(3) 8889 Pelican Bay Boulevard Naples, FL 34108	2,827,765	6.2%
Common Stock	Barclays Global Investors, NA(4) 45 Fremont Street San Francisco, CA 94105	2,776,442	6.1%
Common Stock	T. Rowe Price Associates, Inc.(5) 100 E. Pratt Street Baltimore, MD 21202	2,574,037	5.6%

(1)	Based on 45,429,449 shares of common stock issued and outstanding on January 31, 2007.
(2)	These securities are owned by investment advisory clients of Ariel Capital Management, LLC (“Ariel”). Includes 3,449,450 shares over which Ariel has sole voting power and 4,778,443 shares over which Ariel has sole dispositive power.
(3)	Bruce S. Sherman is CEO of Private Capital Management (“PCM”) and Gregg J. Powers is President of PCM. In these capacities, Messrs. Sherman and Powers exercise shared dispositive power with respect to shares held by PCM’s clients and managed by PCM. Includes 375 shares over which PCM has sole voting and dispositive power and 2,827,765 shares over which PCM has shared voting and dispositive power. Messrs. Sherman and Powers disclaim beneficial ownership for the shares held by PCM’s clients and disclaim the existence of a group.
(4)	Barclays Global Investors, NA Schedule 13G reports for each of the following reporting persons: Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Trust and Banking Company Limited and Barclays Global Investors Japan Limited (collectively, “Barclays”). Includes 2,641,442 shares over which Barclays has sole voting power and 2,776,728 shares over which Barclays has sole dispositive power.
(5)	These securities are owned by various individual and institutional investors, for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser. Includes 333,273 shares over which Price Associates has sole voting power and 2,574,037 shares over which Price Associates has sole dispositive power.

The Corporation’s principal subsidiary, Chittenden Trust Company (the “Bank”), held in a fiduciary or representative capacity, in the aggregate, approximately 1,423,377 shares, or 3.13 percent, of the outstanding shares of Common Stock of the Corporation as of December 31, 2006. The Corporation and the Bank disclaim beneficial ownership of these shares.

Election of Directors of Chittenden Corporation

(Item 1 on Proxy Card)

Classified Board of Directors

The number of Directors, which is presently set at ten, is established periodically by the Board. All Directors are elected for staggered three-year terms so that approximately one-third of the Directors are elected at each Annual Meeting. At the Annual Meeting, two Directors will stand for election to serve for a term of three years. Also, following the Annual Meeting, one Director, Charles W. Smith, is retiring from the Board.

Stockholders of Chittenden may make suggestions for director nominees, but a majority of the Board of Directors is required to nominate a candidate for election to the Board. The policy of the Executive Committee of the Board is to consider properly submitted stockholder suggestions for director nominees and make a recommendation to the Board of Directors as to whether the nomination is appropriate.

A stockholder’s notice of a suggested nominee must be received by the Secretary of the Corporation not less than 75 days nor more than 120 days prior to the first anniversary of the previous year’s annual meeting. The notice must include the full name, business address and residence of the nominee, the nominee’s principal occupation, other information about the nominee that must be disclosed in proxy solicitations under Rule 14(a) of the Exchange Act, the nominee’s consent to the nomination and to serve, if elected, and certain other information set forth in the Corporation’s By-Laws.

In evaluating nominees to be recommended to the Board for election as directors, the Executive Committee follows the “Board Membership Criteria” and “Selection Criteria” which were adopted by the Board in January 2004 and are included in the corporate governance guidelines, which appear on pages C-1 and C-2 as Annex C of this Notice and Proxy Statement. The Executive Committee intends to consider shareholder recommendations for Directors using the same criteria as potential nominees recommend by members of the Executive Committee or others.

It is the intention of the persons named in the proxy to vote for the nominees named for the terms indicated. The two nominees for Directors and the eight continuing Directors are listed on the following pages with brief statements of their principal occupations and other information. The Board has determined, based upon an analysis performed by the Corporation’s Chief Credit Policy Officer taking into consideration each Director’s loan, deposit and other relationships of which the Corporation is aware, that all of the nominees and continuing Directors are independent within the meaning of the listing standards of the New York Stock Exchange, except for Mr. Perrault who is an Executive Officer of the Corporation. All of the nominees are currently serving on the Board of Directors of the Corporation.

Director Nominees

The following persons have been nominated to serve as Directors for terms to expire in 2010.

Pall D. Spera.    Mr. Spera, 61, has been a Director of Chittenden since 1985. He is a partner in the firm of Lang, McLaughry, Spera, Vermont’s largest real estate company with offices in Vermont and New Hampshire. A past President and Director of the Vermont Association of Realtors, who recognized him as the Realtor of the Year, Mr. Spera was a past Director of the National Association of Realtors and chaired its Legal Affairs Committee. He is also a Director of the Lake Mansfield Trout Club. Mr. Spera was an incorporator and a charter Director of Mountain Trust Company in 1977, was elected Vice Chairman in 1978, served as Acting President in 1980-81 and was Acting Chairman of the Board prior to the merger of Mountain Trust Company with Chittenden Trust Company.

Owen W. Wells.    Mr. Wells, 63, has been a Director of Chittenden since 2001. He is President and CEO and Trustee of the Libra Foundation, a charitable foundation located in Maine. He is also

President and CEO and Director of October Corporation. Mr. Wells is of counsel to the law firm of Perkins, Thompson, Hinckley & Keddy. He is a Director of Maine Bank & Trust Company, Irving Oil Corporation, Irving Oil Transportation Company, Irving Oil Terminals, Inc., Ocean Investments, LLC and Ocean Investment Corporation. Mr. Wells is a former Trustee and former Chairman of the Board of Maine Medical Center and a former Trustee of Maine Health. He serves as a Trustee of Fisher Charitable Foundation and is a member of the Board of The Hauser Center of Harvard University.

Vote Required for Approval

Directors must be elected by a plurality of the votes properly cast. Votes may be cast for or withheld from each nominee. Shares that abstain from voting and broker non-votes will have no effect on the outcome of the vote. A broker non-vote refers to shares held by a broker or nominee that does not have authority, either express or discretionary, to vote on a particular matter.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES, PALL D. SPERA AND OWEN W. WELLS.

Continuing Directors

Sally W. Crawford.    Ms. Crawford, 53, has been a Director of Chittenden since 1998. She is a health care consultant based in Exeter, New Hampshire. Since 1997, she has worked with payers, providers, regulators and investors on managed care initiatives. From 1985 to 1997, Ms. Crawford was Chief Operating Officer of Healthsource, Inc., a publicly traded HMO and managed care company. From 1978 to 1985, she was Marketing Director for two New Hampshire HMOs, Matthew Thornton Health Plan and Beacon Health. She graduated from Smith College and received an MS degree from Boston University. Ms. Crawford is a Director of Cytyc Corporation, a publicly traded health care company that develops, manufactures and markets products that cover a range of women’s health care applications. She also serves as Director for EXACT Sciences Corporation, a publicly traded company headquartered in Marlborough, Massachusetts that uses applied genomics to develop effective screening technologies for use in the detection of cancer. Ms. Crawford’s term expires in 2008.

Philip M. Drumheller.    Mr. Drumheller, 53, has been a Director of Chittenden since 1999. He is President of The Lane Press, Inc., one of the nation’s leading providers of print and web-based production, distribution, content management products and services to publishers. He joined the one-hundred-year-old firm in 1986 as Vice President of Finance. He is a 1975 graduate of the United States Merchant Marine Academy and received his MBA from The Wharton School, University of Pennsylvania in 1984. He is a Master Mariner, licensed by the U.S. Coast Guard to captain U.S. ships of any size on any ocean and is a retired commissioned officer of the United States Navy Reserve. He is a member of the Vermont Business Roundtable. Mr. Drumheller’s term expires in 2008.

John K. Dwight.    Mr. Dwight, 62, has been a Director of Chittenden since 1999. He is the founder and former Chairman of Dwight Asset Management Company. He is a graduate of the University of North Carolina in Chapel Hill, North Carolina. Mr. Dwight is a Director of Old Mutual Asset Management US Holdings, Inc., a past Director of United Asset Management Company, Resolution, Inc., the Vermont Business Roundtable and a founding member of the Vermont Security Analysts Chapter. In addition Mr. Dwight is a Trustee of the Shelburne Museum and the Vermont Folklife Center. Mr. Dwight’s term expires in 2009.

Lyn Hutton.    Ms. Hutton, 57, has been a Director of Chittenden since 1995. She is the Chief Investment Officer of Commonfund and a member of the Board of Directors of Victory Funds. From 1998 through 2002, she was Vice President and Chief Financial Officer of the John D. and Catherine

T. MacArthur Foundation. From 1990 to 1998, she served as Vice President and Treasurer of Dartmouth College. From 1982 to 1990 she was associated with the University of Southern California, first as Treasurer and then as Senior Vice President for Finance and Administration. Ms. Hutton is a Certified Public Accountant (non-practicing) and a Chartered Financial Analyst. Ms. Hutton is chair of Chittenden’s Audit Committee. Ms. Hutton’s term expires in 2009.

Paul A. Perrault.    Mr. Perrault, 55, has served as Chairman, CEO and President of Chittenden Corporation since 1998. Prior to 1998, he served as Director, President and CEO of Chittenden Corporation. Mr. Perrault began his banking career in 1975 at Shawmut Bank and has served in a variety of commercial banking positions in Rhode Island and Boston. From 1989 to 1990, he was President of Bank of New England-Old Colony, Providence, Rhode Island. In 1990, Mr. Perrault joined Chittenden Corporation and Chittenden Bank as President, CEO and a Director. Mr. Perrault resigned his position as President of Chittenden Bank in 2003 as part of a corporate reorganization, which ensured that all subsidiary banks had separate Presidents. Graduating from Babson College in 1973, he then received his MBA from Boston College School of Management in 1975. Mr. Perrault serves on the American Bankers Council, The Corporate Governance Task Force, is a member of the SuperCommunity Bank Peer Group and serves on the Board of Trustees and is Treasurer of Shelburne Museum. Mr. Perrault’s term expires in 2009.

James C. Pizzagalli.    Mr. Pizzagalli, 62, has been a Director of Chittenden since 1980. He is Co-Chairman of Pizzagalli Construction Company and President of Pizzagalli Properties, LLC. He joined the companies in 1969 after graduating from the University of Vermont and Boston University Law School. He is a Life Director of the Associated General Contractors of America, a Director Emeritus of the AGC Education and Research Foundation, a former Trustee of the University of Vermont and a Trustee of the Shelburne Museum. Mr. Pizzagalli is Chairman of Chittenden’s Executive Committee. Mr. Pizzagalli’s term expires in 2008.

Ernest A. Pomerleau.    Mr. Pomerleau, 59, has been a Director of Chittenden since 1999. He is President of Pomerleau Real Estate, a real estate development, brokerage and property management firm which he joined in 1969 after graduating from St. Michael’s College. Mr. Pomerleau is Treasurer of the Greater Burlington Industrial Corporation, Director for the Vermont Visiting Nurses, Member of the Board of Trustees of St. Michael’s College, Chairman of the Governor’s Commission on Climate Change and a Director of Government Affairs for the International Council of Shopping Centers. Mr. Pomerleau’s term expires in 2008.

Mark W. Richards.    Mr. Richards, 61, has been a Director of Chittenden since 1999. Prior to that he was a Director of Vermont Financial Services Corporation for eleven years. He attended Williams College and Columbia Graduate School of Business, as well as having served three years as a United States Naval officer. He is President of The Richards Group in Brattleboro, Vermont and is currently a Trustee of the Brattleboro Development Credit Corp. and a corporator of Brattleboro Memorial Hospital. Mr. Richards’s term expires in 2009.

Retiring Director

Charles W. Smith.    Mr. Smith, 64, has been a Director of Chittenden since 2003. He was Chairman and President of Granite State Bankshares, Inc. from 1982 to 2003. He is Past Chairman and member of the Board of Directors of the Federal Home Loan Bank of Boston and Past Chairman and member of the Board of Directors of the New Hampshire Bankers Association. He is a graduate of Widener University in Pennsylvania and the Graduate School of Banking, Brown University.

Meetings of the Board of Directors and Its Audit and Executive Committees

The Board of Directors of the Corporation held seven meetings during the calendar year 2006. No Director attended fewer than seventy-five percent of the aggregate number of meetings of the Board and the total number of meetings held by committees of the Board on which they served during 2006.

The Corporation expects Board members to make reasonable efforts to attend all Board meetings and the Annual Meeting of Stockholders, but the Corporation does not have a specific policy regarding a Board member’s attendance at the Annual Meeting. All Board members attended last year’s Annual Meeting.

The non-management Directors meet at regularly scheduled executive sessions without management participation. Unless the non-management Directors take action to the contrary, the Chair of the Executive Committee will serve as the “lead” Director and conduct any non-management executive sessions.

Audit Committee

The Corporation has a standing Audit Committee and, in 2006, it was comprised of Ms. Hutton (Chair), Ms. Crawford, and Messrs. Drumheller, Richards, Pomerleau and Smith. Each of these Directors is independent within the meaning of the listing standards of the New York Stock Exchange. In addition, the Company’s Board of Directors has determined that the Audit Committee meets the independence and experience requirements of the New York Stock Exchange, the SEC and the bank regulatory authorities. The Board of Directors also has determined that two members of the Audit Committee, Ms. Hutton and Ms. Crawford, meet the requirements adopted by the SEC for qualification as an audit committee financial expert.

The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the independent public accountants, evaluates the independence of the independent public accountants, reviews the reports of the Corporation’s internal audit department, reviews the adequacy of Chittenden’s internal accounting controls, reviews the Corporation’s audited financial statements and unaudited quarterly financial statements prior to their filing or distribution, discusses earnings press releases and assists the Board in oversight of the Corporation’s compliance with legal and regulatory requirements.

The Audit Committee operates under a formal charter that was adopted in 2000. The charter is reviewed and reassessed each year. The charter appears on pages A-1 through A-3 as Annex A of this Notice and Proxy Statement. The charter can also be found on Chittenden’s website at www.chittendencorp.com. The Audit Committee Charter is also available in print to any stockholder who requests it, by contacting the Corporation at the address set forth on page A-3 of this proxy statement. The Audit Committee met seven times during 2006. The Report of the Audit Committee appears on page 10 of this Notice and Proxy Statement.

Executive Committee

The Corporation has a standing Executive Committee and in 2006 it was comprised of Messrs. Pizzagalli (Chair), Dwight, Spera, and Wells and Ms. Hutton, each of whom is independent within the meaning of the listing standards of the New York Stock Exchange. The Executive Committee is responsible for strategic planning, senior management compensation, matters related to corporate governance and directors’ succession, among other duties. In carrying out these responsibilities, the Executive Committee considers and recommends nominees for election to the Board each year, and as vacancies occur, and performs all of the functions of a compensation committee. The Executive Committee operates under a formal charter and performs certain responsibilities pursuant to formal corporate governance guidelines, both of which were adopted in January 2004 and appear as Annex B and as Annex C of this Notice and Proxy Statement, respectively, and each document can also be found on Chittenden’s website at www.chittendencorp.com. Each of the Executive Committee’s Charter and the Corporate Governance Guidelines are also available in print to any stockholder who requests it, by contacting Chittenden at the address set forth on pages B-3 and C-5 of this proxy statement. The Executive Committee met five times during 2006.

The Chittenden Board does not have a standing nominating or compensation committee. The Executive Committee performs all of the functions of these committees.

Compensation Committee Interlocks and Insider Participation

During 2006, the Executive Committee, which included, Messrs. Pizzagalli (Chair), Dwight, Spera, Wells and Ms. Hutton, performed all of the functions of a Compensation Committee. No member of the Executive Committee was an officer or employee of the Corporation during 2006 or had any business relationship or affiliation with the Corporation (other than as a Director or as described in the section entitled “Indebtedness of Management”).

Remuneration of Directors and Officers

Directors of Chittenden Corporation, other than Mr. Perrault, are paid an annual retainer of $12,000 without regard to attendance and $2,500 per meeting attended. Fifty percent of retainers and fees are paid in the form of common stock of the Corporation. The Board of Directors met seven times during 2006.

Mr. Perrault, the Chairman of the Board of the Corporation, is also an employee and does not receive additional compensation for service as Chairman. The Chair of the Executive Committee and the Chair of the Audit Committee receive an additional annual retainer of $5,000 without regard to attendance. Fifty percent of these retainers are paid in the form of common stock of the Corporation.

Directors serving on the Audit and Executive Committees receive a fee of $1,250 per meeting attended, fifty-percent of which is paid in the form of common stock of the Corporation.

Commencing in April 2007 Directors of Chittenden Corporation, other than Mr. Perrault, will receive an annual retainer of $15,000 without regard to attendance and $2,750 per meeting attended. The Chair of the Executive Committee and the Chair of the Audit Committee will receive an additional annual retainer of $10,000 without regard to attendance. Directors serving on the Audit and Executive Committee will receive $1,500 per meeting attended. Fifty per cent of all retainers and fees are paid in the form of common stock of the Corporation.

The payment of Directors’ fees by the Corporation may be deferred by a Director pursuant to the Director’s Deferred Compensation Plan, adopted in April 1972, amended January 1, 1992 and most recently January 1, 2007. The plan is unfunded and maintained by the Company primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of sections 201(2), 301(a)(3), and 401(a)(1) of ERISA, and shall be interpreted and administered to the extent possible in a manner consistent with that intent. Benefits are payable upon the dates selected by the Director for the distribution in a lump sum or in equal annual installments over a period not to exceed eleven years. A Director may elect annually to have the amounts deferred treated as if they were hypothetically invested in the Corporation’s Common Stock (Phantom Stock) or into a Cash With Interest Account and/or such investments as shall be designated by the administrator of the Deferred Compensation Plan from time to time.

Report of the Audit Committee

The Audit Committee consists of six members of the Board, each of whom is independent within the meaning of the New York Stock Exchange applicable listing standards and SEC rules and regulations. The Board has adopted a charter for the Audit Committee, which specifies the scope of the Audit Committee’s responsibilities, and how it carries out those responsibilities.

The Audit Committee has prepared the following report for inclusion in this Proxy Statement:

The Audit Committee has reviewed and discussed the Company’s December 31, 2006 audited financial statements with management and PricewaterhouseCoopers LLP, the Company’s independent auditors. The Audit Committee also has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 114 (communication with those charged with governance). In addition, the Audit Committee has also received from the independent auditors the written disclosures and the letter required by the Independence Standards Board Standards No. 1 (independence discussions with the audit committee) and has discussed with PricewaterhouseCoopers LLP their independence from the Company. The Audit Committee also considered whether the auditors’ provision of non-audit services to the Company is compatible with the independence of PricewaterhouseCoopers LLP.

While the Audit Committee oversees the Company’s financial reporting process for the Board of Directors consistent with the Audit Committee charter, management has primary responsibility for this process including the Company’s system of internal control, and for the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles. In addition, the Company’s independent auditors, and not the Audit Committee, are responsible for auditing those financial statements.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

The 2006 Audit Committee: Lyn Hutton, Chair, Sally W. Crawford, Philip M. Drumheller, Ernest A. Pomerleau, Mark W. Richards and Charles W. Smith.

Code of Business Conduct and Ethics

Since 1988, Chittenden has maintained a comprehensive Code of Business Conduct and Ethics that covers all directors, officers and employees of Chittenden and its subsidiaries. The Code of Business Conduct and Ethics requires that our directors, officers and employees avoid conflicts of interest; maintain the confidentiality of information relating to Chittenden and its customers; engage in transactions in the common stock only in compliance with applicable laws and regulations and the requirements set forth in the Code of Business Conduct and Ethics; and comply with other requirements which are intended to ensure that they conduct business in an honest and ethical manner and otherwise act with integrity and in the best interest of Chittenden. The Code of Business Conduct and Ethics specifically imposes standards of conduct on Chittenden’s Chief Executive Officer, Chief Financial Officer, Controller, Principal Accounting Officer and other persons with financial reporting responsibilities, which were identified in a regulation issued by the SEC dealing with corporate codes of conduct. These standards are designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that a registrant files with, or submits to, the SEC and in other public communications made by the registrant;

•	compliance with applicable governmental laws, rules and regulations;

•	the prompt internal reporting to an appropriate person or persons identified in the code of violations of the Code of Business Conduct and Ethics; and

•	accountability for adherence to the Code of Business Conduct and Ethics.

The Code of Business Conduct and Ethics provides a confidential, toll free telephone number (1-800-257-1959) for an employee or stockholder to lodge complaints regarding accounting, internal accounting controls or auditing matters. These complaints go to the Chairman of the Audit Committee who manages the disposition of the complaints. Stockholders may utilize that number or they may send a written communication to Lyn Hutton, Chair of the Audit Committee or to the Secretary, F. Sheldon Prentice, Esq.

All of our directors, officers and employees have been supplied with a copy of the Code of Business Conduct and Ethics. A copy of our Code of Business Conduct and Ethics can be viewed on our website at www.chittendencorp.com/profile/ and can also be obtained in print form by any stockholder who requests it, by contacting the Corporation at the address set forth on page 44 of this proxy statement. The Corporation intends to disclose on its website any amendments to, or waivers of, the Code of Business Conduct and Ethics that apply to the Corporation’s Chief Executive Officer, Chief Financial Officer, Controller, Principal Accounting Officer and persons performing similar functions that otherwise would be required to be disclosed in a Current Report on Form 8-K.

Executive Committee Report on Executive Compensation

The Executive Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management and, based on such review and discussion, recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The Executive Committee: James C. Pizzagalli, Chairman, John K. Dwight; Lyn Hutton, Pall D. Spera and Owen Wells

Compensation Discussion & Analysis

Chittenden’s executive compensation programs are designed to attract, retain, motivate and reward executives who have demonstrated the ability to create and implement initiatives that will position the Corporation to grow core businesses and expand into new products and markets as appropriate. Rewards are based on contributions to the growth and profitability of the Corporation and its affiliates. In order to accomplish these objectives, programs are designed to ensure compensation levels that are competitive and fair. These programs recognize both division and corporate achievement and provide maximum reward when superior performance, as measured on both an absolute and relative basis, is achieved. Alignment with shareholder interests is also a very important component of Chittenden’s executive compensation program.

The Executive Committee of the Board (the Committee) is responsible for establishing, implementing and monitoring programs that will support these objectives. All persons designated as members of the Committee are non-employee directors of the Corporation within the meaning of Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and outside directors within the meaning of the regulations promulgated under Section 162(m) of the Internal Revenue Code. The Executive Committee Charter can be found on pages B-1 through B-3 as Annex B of this Notice and Proxy Statement.

The Committee directly monitors and reviews the performance of the Chief Executive Officer (CEO) and makes recommendations to the full Board regarding the CEO’s total compensation package. The CEO monitors the performance of all other named executive officers (NEO’s) and reviews his assessments and recommendations with the Committee.

The Committee meets on a regular basis throughout the year to review and discuss information pertinent to executive compensation. An analysis of each executive’s total compensation, including a comparison to updated market data, is conducted each fall in conjunction with the Corporation’s annual planning process. Performance targets are also discussed as a part of the planning process and are finalized in March of each year. The Committee met five times during 2006. The Committee has also engaged the services of Frederic W. Cook & Co., Inc. to provide relevant market data for the Chief Executive Officer position and alternatives to consider in the design of executive compensation programs. The Committee solely controls the hiring and retention of the compensation consultant.

In order to accomplish the objectives cited above, executive compensation is delivered through a variety of instruments. Each is intended to recognize and reinforce specific behaviors and accomplishments. In general, individual payments under all programs are based on the performance of the Corporation and a relevant group. However, the Committee has the discretion to adjust awards based on an individual executive’s contribution and performance.

Relative performance as delineated in many of the compensation programs described below is based upon Chittenden’s performance when compared to its peer group. This peer group has been selected based on the following criteria:

•	U.S. multi-bank holding company structure (individual banks using unique brand names)

•	Asset size and market capitalization that are within a range that is generally similar to the Corporation

The selected peer group may change from time to time as appropriate based on these criteria. In addition, events such as a merger or acquisition may affect a company’s comparability causing the Committee to make an adjustment, including substituting another company in place of the affected company, in order to maintain the comparability of results of the comparison group.

The following institutions comprised Chittenden’s peer group as of December 31, 2006: Alabama National BanCorporation, First Citizens BancShares, Inc., First Financial Bancorp, FirstMerit Corporation, Fulton Financial Corporation, Greater Bay Bancorp, Mercantile Bankshares Corporation, National Penn Bancshares, Inc., Pacific Capital Bancorp, Park National Corporation, South Financial Group, Inc., Sterling Bancshares, Inc., Susquehanna Bancshares, Inc., Trustmark Corporation, UMB Financial Corporation, United Community Banks, Inc., Wilmington Trust Corporation, Wintrust Financial Corporation

Base salary

Executive base salary levels are reviewed against market on an annual basis. The market data that is used includes a combination of proxy statements for those companies within Chittenden’s peer group and published survey information. These sources are blended to achieve a “market consensus” for each position. Base salary is the only piece of the executive’s total compensation package that is not “at risk” on an annual basis. In general, base salary levels are targeted between the 25th percentile and median of the market consensus data. It is believed that at this level executives are being paid competitively for sound performance, and that greater rewards will be recognized when established performance targets are met.

Short-term Incentive Program

The first piece of variable, or “at risk”, compensation that the NEO’s are eligible to receive is delivered through the Corporation’s Executive Management Incentive Compensation Plan (EMICP). Both absolute and relative performance targets are used to assess performance and establish awards.

Absolute performance measures are established by the Committee on an annual basis, and are tied specifically to the Corporation’s annual plan. Historically, return on equity (ROE), return on tangible equity (ROTE) and earnings per share (EPS) have been used as measures of Chittenden’s absolute performance. However, the Committee also has the discretion to use a variety of other performance measures; for example, return on assets, return on capital, return on investment, net interest margin, gross or net revenue or asset quality may also be used. A maximum of 60% of the target award for Messrs. Perrault, Walters and Barnes is based on attainment of these absolute goals. These same measures are used to determine 30% of the annual award for Messrs. Kelly and O’Brien. The remaining 30% of the absolute performance component for Messrs. Kelly and O’Brien, President of Chittenden Trust Company and Ocean National Bank, respectively, is determined by comparing the performance of their respective bank against its annually established plan.

In March of each year, the Committee establishes threshold, target and maximum levels for the absolute performance component of the EMICP. For the executive group, target awards as a percent of salary range from 25% to 100% of base salary. No payment will be received if threshold performance levels are not achieved. A payment of at least 25% but not greater than 99% of target will be paid if corporate results fall between the goals established at threshold and target. For performance above target levels the maximum award that will be received is 125% of the target-level award.

The remaining 40% of each executive’s EMICP award is based on relative performance measures that consider the Corporation’s financial performance relative to its peer group. The peer group analysis includes various measures of performance, including ROE, ROA, EPS growth, asset quality, capital and others. In each case, the Corporation’s performance is compared to the members of the peer group and to the median performance for each of the measures. A composite measure of performance is then calculated using certain of these performance measures. The Corporation’s composite performance is then compared to the composite performance of the peer group and a percentile ranking is established. The Committee’s objective is to have the Corporation’s composite performance rank at or above the 75th percentile of the peer group.

The EMICP was amended in 2006 to clarify the treatment of awards in the event of a change-in-control. Specifically, the plan allows that in the event of a change-in-control all executives employed by the Corporation at the time of the change-in-control will receive a lump sum payment of (i) his target EMCIP award for the performance period in which the change-in-control occurs multiplied by (ii) a fraction, the numerator of which is the number of calendar days during the performance period that have elapsed from the beginning of the performance period to the change-in-control and the denominator of which is the number of calendar days during the entire performance period.

As stated above, it is Chittenden’s goal to balance each executive’s compensation in a manner that motivates behaviors that support the growth and profitability of the Corporation. As designed, the EMICP measures Chittenden’s performance not only against goals and targets that are internally focused but also against the results of similarly organized financial institutions. In addition, those executives who are responsible for the results of an affiliate bank are eligible to receive payments based on the results of their individual unit. This blend motivates executives to maintain a focus not only on the profitability and growth of a specific unit or group but also on the overall performance of the Corporation when measured against both internal and external targets. This combination should promote appropriate growth and profitability.

As with base salary decisions, target incentive awards are determined using the annual market consensus figure. Achievement of relative and absolute performance goals at target should result in total cash compensation between the 50th and 75th percentiles of market. Performance targets at “threshold” and “maximum” levels are also established on an annual basis.

To be eligible for payment of an award under the EMICP, the executive must: (i) have performed the Participant’s duties to the satisfaction of the Committee; (ii) have not engaged in any act deemed by the Committee to be inimical to the best interest of the Corporation; and (iii) otherwise complied with Corporation policies at all times prior to the date the EMICP award is actually paid. No award will be paid if the executive does not satisfy each of the above. In addition, unless the Committee determines otherwise, the executive must be employed by the Corporation on the day on which the award is scheduled to be paid.

Long-term Incentive Programs

Chittenden believes that true profitability and growth are measured not only in annual increments, but also over an extended period of time. In addition, as stated above, the Committee feels that it is important to align the interests of each executive with that of the Corporation’s shareholders. Long-term incentives delivered to the executives through a combination of equity instruments are designed to support these goals. These programs link a significant element of the executive’s compensation opportunity to the performance of the Corporation over an extended period of time.

Currently, a combination of stock options and performance shares is used to deliver long-term incentives to the executives. As with the other components of executive compensation, the market consensus is used to establish appropriate target levels of equity compensation. Total remuneration (base plus short- and long-term incentives) is targeted at the 75th percentile of the market total remuneration data. Using this percentile as a target, equity awards are equally divided between options and performance shares. All equity awards are granted under the Chittenden Corporation Stock Incentive Plan that was approved by shareholders in 2005.

The price of all option awards is established at the fair market value (FMV) of Chittenden stock on the date of grant. This date coincides with the date on which the Committee meets to approve annual awards. FMV is set as the price per share determined by the closing price of the Common Stock on the New York Stock Exchange on the date of grant. Grant dates are established as the date on which the Committee approves any option award. Options vest in four equal installments over the 12-month period following the award with the first quarter vesting on the date of grant. All options granted in 2006 have an exercise term of ten years from the date of grant and were granted as non-qualified options.

The Performance Share Program was introduced in 2005. Awards to date have been based on a three-year performance cycle. In order for awards to be paid at target, the Corporation must be ranked in the 75th percentile of the named peer group based on performance targets that are defined for each performance cycle. If Chittenden is not ranked in at least the 25th percentile when using these same measures, no shares will be awarded for the performance period. If Chittenden is ranked in the 100th percentile versus this peer group, up to 150% of the target award could be earned. Not withstanding these guidelines, the Committee has the discretion to vary or adjust these awards.

The primary performance measure that has been established for the 2005 and 2006 performance cycles is EPS growth rate. As stated above, the Committee has the discretion to adjust individual awards in light of other performance factors that they deem to be relevant.

Other Compensation

Commencing in January 2007, the NEO’s were eligible to participate in the Chittenden Corporation Deferred Compensation Plan. The plan is unfunded and is maintained for the purpose of allowing executives and directors the ability to voluntarily defer a piece of their annual cash compensation. The executive’s cash compensation is reduced by the deferred amount. The plan is compliant with Internal Revenue Code Section 409A. None of the NEO’s chose to participate in this program during 2007.

NEO’s are eligible to participate in all retirement and welfare benefit programs and receive the same level of benefits as all Chittenden employees under these plans. In addition, NEO’s and other executive officers are eligible to participate in the Chittenden Corporation Supplemental Savings Plan (SERP). This plan is designed as a “restoration plan” for Chittenden’s qualified defined contribution 401(k) retirement plan. As such, all deferrals in excess of IRS guidelines are contributed into the SERP. The corporate match on these contributions mirrors that made into the 401(k); i.e. a 35% “basic” match on deferrals up to 6% of salary and the approved profit-sharing match on this same level of deferral. The SERP offers two investment options: Chittenden stock and the average yield on earning assets. Both measures support the concept of aligning executive gains with the interests of Chittenden’s shareholders. The benefits paid under this SERP, and all retirement plans, are based on the executive’s base compensation and EMICP payments.

Mr. Perrault is eligible to receive payments under the Chittenden Corporation Chief Executive Officer Supplemental Retirement Plan. The plan is intended to offset the effect of certain regulatory restrictions on contributions to qualified pension and savings plans, and to recognize his individual contribution to the success of the Corporation. Contributions are tied to the annual ROE results, and thus reward Mr. Perrault’s performance. No payments will be made to this plan if the reported ROE for any year is less than 10%. With a reported ROE of 17% or higher, contributions to the plan are capped at 41% of Mr. Perrault’s cash compensation for the year.

Because the contribution to this plan is reduced by the amounts contributed to the SERP described above, the 2006 contribution to this plan will not be calculable until such time as the 2006 profit-sharing match to the qualified defined contribution plan and the parallel match under the SERP are approved. It is expected that this decision will be made in March 2007, and all amounts will be filed on an 8-K within four business days of the approval.

The Corporation provides NEO’s with perquisites that are believed to be reasonable and consistent with its overall compensation program. Specifically, the NEO’s are provided tax-planning assistance with a maximum benefit of $2,000 per year, participation in the plans and programs described above and club memberships. The annual expense associated with the club memberships did not exceed $7,200 for any of the NEO’s. In addition, Messrs. Perrault, Kelly and O’Brien are provided use of company automobiles in line with business and client development objectives. For security purposes, a security system was installed in Mr. Perrault’s home at the Corporation’s expense, and the Corporation also pays the annual maintenance cost of this system.

It is believed to be in the best interests of the shareholders to foster the continuous employment of key management personnel. The Committee and Board recognize, however, that, as is the case with many publicly held corporations, the possibility of a change-in-control exists and that such possibility, and the uncertainty and questions that it may raise among management, may result in the departure or distraction of management personnel. Therefore, the Committee has provided each of the NEO’s with a change-in-control agreement that would provide support in the event that a change-in-control was to occur. These agreements provide such protection only in the event of a change-in-control and do not create a contract of employment.

The benefits provided under these agreements are described in detail in the “Potential Payments Upon Termination or Change-in-Control” discussion. The Committee conducted a review of these agreements during 2006 with the intended purpose of ensuring that the agreements continued to be competitive and clarifying certain language. As a result of this review the following changes were made:

•	The EMICP payment utilized when calculating the cash benefit is the target in the year during which the change in control occurs instead of the actual award paid during the previous year;

•

All outstanding performance share awards will vest and be paid at the greater of (i) 100% of the Target Performance Shares relating to the performance cycles in effect as of the change-in-control or (ii) 100% of the performance shares relating to performance cycles in effect as of the change-in-control based on performance calculated through the quarter ending immediately prior to the date of the change-in-control; and

•

The executive and his dependents shall have access to health insurance coverage until he is eligible for Medicare. The executive will be responsible for paying 100% of the premium cost of this coverage.

The Performance Share Program was amended during 2006 to support the change described in the second bullet above.

In connection with this review the Committee considered changing from “single-trigger” to “double-trigger” agreements, and decided not to make a change from the established practice. The executive is eligible to receive the benefits described above if a terminating event were to occur. For purposes of these agreements, a terminating event must occur within two years of a change-in-control. Terminating events are described as either:

•	termination by the employer of the employment of the executive for any reason other than for gross misconduct or due to death or disability of the executive; or

•	termination by the executive of the executive’s employment with the employer for any reason, at the executive’s option.

Gross misconduct is defined as the executive’s willful misconduct in the performance of his duties that is materially injurious to the employer or the executive’s indictment for, or conviction of, or pleading guilty or nolo contendere to a felony.

In addition to their change-in-control severance agreements, Messrs. Perrault and Kelly have separate agreements that provide cash benefits in the event of separation under certain conditions. The details of these agreements are discussed in the “Potential Payments Upon Termination or Change-in-Control” section of this document.

The Committee also considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code that provides that compensation of more than $1,000,000 paid to individuals may not be deducted if it is not performance based. All programs have been designed in compliance with 162(m), and thus it is believed that amounts paid are fully deductible for federal income tax purposes. However, the Committee does retain the discretion to make awards that are not compliant with 162(m) if such action is deemed necessary to ensure competitive levels of total compensation for the executive officers. All compensation paid during 2006 was deductible for federal income tax purposes.

Chittenden’s total executive compensation program is heavily weighted toward performance-based measures. In addition, each component of compensation, other than base salary, is designed to encourage executives to work together to accomplish corporate objectives, and thus rewards at the executive level are primarily based on corporate and group results rather than individual performance. Additionally, full awards are received only when superior performance is achieved not only as measured by corporate performance targets that are established annually but also when measured against the performance of the named peer group.

Executive Officers

The following information is provided for those officers currently designated as executive officers by the Corporation’s board of directors.

Howard L. Atkinson, 62, is Chief Auditor of Chittenden Corporation, having responsibility for internal audit, regulatory compliance and other risk management functions. Mr. Atkinson joined Chittenden in 1996. Prior to Chittenden he was Director of Internal Control for Bank of Ireland First Holdings, Inc. in Manchester, New Hampshire. Before becoming an internal auditor, Mr. Atkinson spent in excess of twenty years with Ernst & Young, the last seven as an Audit Partner. He graduated from the University of Massachusetts in Amherst with a degree in Accounting.

John P. Barnes, 51, is Executive Vice President of Chittenden Corporation Services Group. His responsibilities include managing the Company’s central services, which includes IT, operations, loan origination and business service lines. Mr. Barnes joined the Chittenden in 1983 as Manager of Loan Review after five years with the FDIC—Boston. He became Senior Vice President and Chief Credit Policy Officer in 1988. In 1990 he was appointed division head of the Credit Policy and Administration Division, which grew to include various support services areas. He is a graduate of Northeastern University in 1978 and received his M.B.A. from the University of Vermont in 1988.

Timothy P. Crimmins, Jr., 58, was appointed founding President and Chief Executive Officer for The Bank of Western Massachusetts in October 1986. Mr. Crimmins began his career in banking in 1970, when he joined Third National Bank of Hampden County as a management trainee and progressed through various management positions to ultimately, in 1984, being appointed Vice President of the Commercial Banking Group for Bank of New England-West. Mr. Crimmins graduated from Western New England College in 1970. In March of 2000 Mr. Crimmins was selected by the Massachusetts District Office of the U. S. Small Business Administration as the Year 2000 Small Business Advocate of the Year in Massachusetts and New England. Mr. Crimmins is involved in many professional, civic and community organizations, among them; Founder of the Springfield American Cancer Society Relay for Life, Trustee and Member of the Finance & Investment Committee of Western New England College, Member & Past Director of the Massachusetts Bankers Association, and Director of Mass Ventures.

James C. Garvey, 50, was named President and Chief Executive Officer of Flagship Bank in January 2001. He joined Flagship in 1999 as Executive Vice President, Senior Commercial Lender. Prior to joining Flagship Bank, Mr. Garvey was Senior Lending Officer and Senior Vice President at Safety Fund Bank, and was Team Leader and Middle Market Vice President at Shawmut Bank. He is a graduate of the University of Miami, and earned an MBA degree from Boston University. Mr. Garvey is a member of the following boards and organizations: Worcester Regional Research Bureau, Worcester Chamber of Commerce, Providence & Worcester Railroad, Family Services, Worcester Economics, Worcester State College, and Central Mass Housing Alliance.

John W. Kelly, 57, is President and Chief Executive Officer of Chittenden Bank. Mr. Kelly joined Chittenden Corporation in 1990 as Executive Vice President of Commercial Lending and most recently served as Executive Vice President and Chief Banking Officer, with responsibility for the management and oversight of the Corporation’s five banks. Mr. Kelly began his banking career in 1973 with Poughkeepsie Savings Bank, where he served as a Commercial Real Estate Lender and Manager of their Loan Workout Department. In 1983, he joined Old Colony Bank in Providence, Rhode Island, where he was Executive Vice President and Chief Lending Officer. Mr. Kelly is a 1971 graduate of St. Bonaventure University. He is currently a member of the Board of Overseers for Dartmouth-Hitchcock Medical Center.

Samuel A. Ladd, III, 65, is President and Chief Executive Officer of Maine Bank & Trust. Mr. Ladd was a co-founder of Maine Bank & Trust in 1991 and until the acquisition by Chittenden served as President & Chief Operating Officer. Mr. Ladd began his career with Maine National Bank in Portland and was promoted to Executive Vice President & Chief Operating Officer. Mr. Ladd is a graduate of Bowdoin College and is currently the Chair of Southern Maine Community College Foundation. He also serves on the board of the Maine Bankers Association, a committee for the American Bankers Association, and he is an outside director of the EnviroLogic Corporation.

Larry D. MacKinnon, 57, is Senior Vice President and Chief Credit Policy Officer of Chittenden Corporation. Mr. MacKinnon joined Chittenden Bank in 1987 as Senior Credit Officer and most recently served as Corporate Banking Group Manager for the northern region of Vermont. Prior to joining Chittenden, Mr. MacKinnon spent 15 years with Chase Manhattan Bank in various credit officer positions domestically and internationally including Credit Supervising Officer for Chase Long Island and Country Credit Officer for Chase’s operations in Hong Kong and China. Mr. MacKinnon is a 1971 graduate of Williams College.

Danny H. O’Brien, 56, is President & Chief Executive Officer of Ocean National Bank. Mr. O’Brien joined Chittenden Bank in 1988 and served as Executive Vice President of Commercial and Community Banking. Prior to joining Chittenden, he worked for Berkshire Bank & Trust in Pittsfield, Massachusetts, and the Williamstown National Bank in Williamstown, Massachusetts. Mr. O’Brien is a 1972 graduate of the University of Vermont. Mr. O’Brien is actively involved in various New Hampshire organizations including Leadership New Hampshire, the New Hampshire Business Committee for the Arts and the New Hampshire Humanities Council.

F. Sheldon Prentice, 56, is Senior Vice President, General Counsel and Secretary of Chittenden Corporation. Mr. Prentice joined Chittenden in 1985 as Vice President and General Counsel. Mr. Prentice served as Assistant Counsel for National Life Insurance Company from 1980 to 1985 and from 1977 to 1980 as an Associate of Davis Polk & Wardwell. Mr. Prentice has also served as an adjunct professor in Securities Regulations at Vermont Law School from 1984 through 1992. Mr. Prentice is a 1972 graduate of Dartmouth College and a 1977 graduate of Fordham University Law School.

Kirk W. Walters, 51, is Executive Vice President and Chief Financial Officer for Chittenden Corporation. Mr. Walters joined Chittenden in 1996 after serving as Chairman of the Board, President and Chief Executive Officer of Northeast Federal Corp. and Northeast Savings Bank. Prior to Northeast Federal, Mr. Walters was Senior Vice President and Controller of CalFed Inc. and California Federal Bank. Before joining CalFed he worked in the corporate finance group at Atlantic Richfield Corp (ARCO). Mr. Walters received a BS in Accounting from the University of Southern California in 1978 and was employed with Coopers & Lybrand as an audit supervisor after graduation.

Summary Compensation Table—2006

The following table sets forth the cash and non-cash compensation for the fiscal year ending December 31, 2006 awarded to or earned by the Chief Executive Officer, the Chief Financial Officer, and the three other highest paid Executive Officers of the Corporation whose total compensation earned in 2006 exceeded $100,000.

		Annual Compensation		Awards			Other		Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Paul A. Perrault President/CEO	2006	$625,992	$—	$271,220	$361,000	N/A	$9,357	$163,164	$1,430,733

Kirk W. Walters Executive Vice Pres./ Chief Financial Officer	2006	$270,000	$—	$106,551	$180,500	N/A	$2,753	$59,374	$619,178

John W. Kelly President Chittenden Trust Co.	2006	$340,000	$—	$154,980	$180,500	N/A	$10,615	$95,774	$781,869

John P. Barnes Executive Vice Pres.	2006	$260,000	$—	$106,551	$180,500	N/A	$4,920	$67,146	$619,117

Danny O’Brien President Ocean National Bank	2006	$250,000	$—	$67,812	$108,300	N/A	$8,778	$52,357	$487,247

Summary Compensation Table—Footnotes

1.	No discretionary bonuses were awarded in 2006.
2.	Totals in this column represent the 2006 expense associated with the 2005 and 2006 performance share grants that were made to the named executives. The FAS 123R expense for 2005 awards is $26.58 per share and for 2006 awards it is $29.11 per share.
3.	The grant price for all options was set at the FMV of Chittenden Corporation stock on the date of grant. Options vested in equal quarterly installments over 2006. The compensation reflected represents the expense recognized under FAS123R, which was $7.22 per option.
4.	The compensation shown in this column represents payments earned under the Executive Management Incentive Compensation Plan (EMICP). The amount earned under the Executive Management Incentive Compensation Plan in 2006 was not calculable as of the latest practicable date before this proxy statement was filed. The determination of cash awards granted under column (g) will be made on March 21, 2007 and filed on an 8K within four business days. The amounts earned by Messrs. Perrault, Walters, Kelly, Barnes and O’Brien for 2005 performance that was paid in 2006 were $610,000, $260,000, $325,000, $250,000 and $169,750 respectively.
5.	The figures in this column are comprised of the total of the change in pension value plus above-market earnings on deferred compensation. The change in pension value for Mr. Perrault, Mr. Walters, Mr. Kelly, Mr. Barnes and Mr. O’Brien was $7,000, $2,000, $8,000, $4,000 and $8,000, respectively, and the above-market earnings on the Chittenden Corporation Supplemental Savings Plan (SERP) was $2,357, $753, $2,615, $920 and $778, respectively.
6.	Totals in this column are comprised of: (1) a 401(k) plan Corporation match and an additional profit sharing match shown as one total. The Corporation match in 2006 was 35%. The amount of the additional profit sharing contribution to be made under the Corporation’s 401(k) plan in 2006 was not calculable as of the latest practicable date before this proxy statement was filed; (2) the parallel match made under the Chittenden Corporation Supplemental Savings Plan (SERP) established in January 1997. As with the qualified 401(k) plan, the additional profit sharing contribution made to the SERP was not available at the time of this filing; (3) the core contributions made to the qualified and non-qualified savings plans as determined by IRS regulations reported as one total; (4) the 2006 contribution to Mr. Perrault’s Supplemental Executive Retirement Plan (SERP) benefit which may be granted based on the Corporation’s annual results as measured by ROE was not available as of the latest practicable date before this proxy statement was filed, thus information relating to these three pieces will be reported in the Corporation’s 2008 proxy; and (5) for Messrs. Perrault and Kelly, the expense associated with those perquisites received by each executive during fiscal year 2006 that when considered in aggregate has a value of greater than $10,000. Specifically, these were a car, tax preparation assistance and a country club membership. In addition, for security purposes, the Corporation maintains a security system in Mr. Perrault’s home. The figures, respectively, are as follows: Mr. Perrault—$4,620, $4,306, $137,429, and $16,809; Mr. Walters—$4,620, $6,502, and $48,252; Mr. Kelly—$4,620, $9,333, $71,699, and $10,122; Mr. Barnes—$4,620, $6,082, and $56,444; Mr. O’Brien—$4,620, $4,192, and $43,545.

Narrative Disclosure for 2006 Summary Compensation Table

The Named Executive Officers (NEO’s) were not eligible to receive payments that would be characterized as “Bonus” (column d) payments for the fiscal year ended December 31, 2006. Although it could occur, it has not been the practice of the Executive Committee of the Board of Directors (the Committee) to grant awards outside of a performance-based plan. The determination of cash awards granted under column (g), “Non-Equity Incentive Plan Compensation”, will be made on March 21, 2007. Such awards are based upon absolute and relative performance standards that were established by the Committee in March 2006. The absolute measures are comprised of return on equity (ROE) and earnings per share (EPS) targets, and relative performance is assessed on a variety of measures when Chittenden’s performance is measured against its peer group as described in the Compensation, Discussion and Analysis section of this document.

Stock awards reflected in column (e) were made under the Performance Share Program governed by the Chittenden Corporation Stock Incentive Plan. Payments of these awards are based on the Corporation’s relative performance over a three-year performance cycle when compared to the peer group. If a participant leaves the Corporation for any reason, other than death or disability, prior to the completion of a performance cycle all unearned performance shares relating to the performance cycle will be cancelled, and the executive will not be granted such shares.

The performance share program was established in 2005, and thus no payments have yet been made. This figure reflects the expense for one-third each of the 2005 and 2006 awards. Recipients of performance share awards do not have the right to vote or receive dividends on the shares of common stock underlying the awards until the applicable performance targets are achieved.

All option awards (column f) are made at the fair market value (FMV) of Chittenden stock on the date of grant. Options vest in equal quarterly installments with vesting of one-quarter of the award occurring at the date of grant.

The amounts shown in column (h), represent the gain on pension benefit values and the above-market interest on deferred compensation. The total change in pension value for Mr. Perrault, Mr. Walters, Mr. Kelly, Mr. Barnes and Mr. O’Brien was $7,000, $2,000, $8,000, $4,000 and $8,000, respectively. There were two sources for the change in pension value. These two factors were the decrease in the discount period and the increase in the discount rate from year-end 2005 to year-end 2006.

The Chittenden Corporation Supplemental Savings Plan (SERP) is designed as a “restoration” plan to the Corporation’s qualified 401(k) plan. Thus, only those contributions that exceed the annual IRS guidelines for qualified plans may be made into this SERP. The plan allows two investment options, Chittenden Corporation stock and a cash equivalent account yielding interest equal to the Corporation’s average yield on earning assets. Earnings (or losses) on contributions made to the Chittenden stock account are based on the FMV of the stock. The interest-crediting rate for the yield fund was 6.35%. The difference between this rate and the applicable federal rate (AFR) of 5.89% resulted in the reported above-market gain of $2,357 for Mr. Perrault, $753 for Mr. Walters, $2,615 for Mr. Kelly, $920 for Mr. Barnes and $778 for Mr. O’Brien. The corporate match made to balances in this plan is reported in column (i).

Mr. Perrault is also eligible to receive benefits under the Chittenden Corporation Chief Executive Officer SERP. Contributions to this plan are based on the ROE attained by the Corporation on an annual basis. Contributions made to this plan are reduced by the amount contributed into the defined contribution SERP described above.

As is noted above, there are many pieces of Chittenden’s executive compensation that are based on the Corporation’s performance as measured against its peer group. Since complete financial information results for these companies are not available until after March 1, 2007, decisions regarding incentive compensation (column g) and the 401(k) profit-sharing match (for both the qualified 401(k) and the SERP) are not determined until March 21, 2007. In addition to these programs, the profit-sharing match that is made into the SERP mentioned above impacts the 2006 contribution into the CEO SERP. Thus, information pertaining to these three pieces of compensation was not available at the time of this filing and will be reported in the Corporation’s 2008 proxy.

Chittenden’s defined benefit pension plan was frozen effective December 31st, 2005. Effective January 1, 2006, a “core” contribution based on years of service is made into eligible employees’ 401(k) accounts. The “core” contribution made to each NEO’s account is reported in column (i).

Narrative for the Grants of Plan-Based Awards Table

Estimated Future Payouts Under Non-Equity Incentive Plan Awards

The Executive Management Incentive Compensation Plan (EMICP), described in the Compensation Discussion & Analysis, governs all non-equity based incentive plan awards. As described, the Board of Directors establishes performance measurements and corresponding payment levels for the EMICP annually. There are three possible payment levels: threshold, target and maximum.

Estimated Future Payouts Under Equity Incentive Plan Awards

The second piece of variable, or “at risk”, compensation that the NEO’s are eligible to receive is delivered through the Performance Share Program. This program governs performance share awards under the Chittenden Corporation Stock Incentive Plan. Performance awards consist of shares of the Corporation’s common stock to be issued at the conclusion of the three-year performance cycle provided that performance goals are met as measured by one or more of the following: corporate profitability, earnings per share (EPS), return on equity (ROE) and/or other measures as determined by the Executive Committee of the Board.

In 2006 and 2005, targets of 45,500 and 41,460 performance shares, respectively, were set that could be earned at the end of the three-year performance cycle if the performance measures are attained. The plan is a leveraged plan meaning that if Chittenden is ranked in the 100th percentile versus its comparison group, up to 150% of the targeted amount of shares could be earned. In order to earn the full target award, the Corporation would need to be ranked in the 75th percentile. If Chittenden is not ranked in at least the 25th percentile no shares will be awarded. Notwithstanding these guidelines, the Board of Directors has the discretion to vary or adjust these awards.

All Other Option Awards

The third piece of variable, or “at risk”, compensation that the NEO’s are eligible to receive is delivered through the Stock Incentive Plan. The Company has two stock option plans: The Stock Incentive Plan, and the Directors’ Omnibus Long-term Incentive Plan. Under the plans there are various types of stock incentives, including, but not limited to options, restricted stock, unrestricted stock awards, and performance awards. The primary type of share-based payment utilized by the Corporation is stock options. Stock options are awards that allow the employee to purchase shares of the Corporation’s stock at a fixed price. In accordance with Chittenden’s Stock Incentive Plan, stock options are granted at an exercise price equal to the fair market value (FMV) of Chittenden stock at the date of grant. Prior to 2006, grants of stock options generally vested immediately at the time of issuance. In 2006, the Corporation’s Board of Directors changed this practice and vested the new option grants over one year. Effective January 1, 2006, the Corporation adopted SFAS 123R using the modified retrospective method to account for share-based payments to employees and the Board of Directors. In accordance with the modified retrospective method, the Corporation has adjusted previously reported results to reflect the effect of expensing stock options granted during those periods.

Grants of Plan-Based Awards Table—2006

(a)	(b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			(i)	(j)	(k)	(l)
		(c)	(d)	(e)	(f)	(g)	(h)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: # of Shares of Stock/ Units	All Other Option Awards: # of Securities Underlying Options	Exercise/ Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Paul A. Perrault	3/15/2006	$157,750	$631,000	$788,750	0	15,000	22,500	0	50,000	$29.11	$361,000
Kirk W. Walters	3/15/2006	$67,500	$270,000	$337,500	0	6,000	9,000	0	25,000	$29.11	$180,500
John W. Kelly	3/15/2006	$85,000	$340,000	$425,000	0	8,500	12,750	0	25,000	$29.11	$180,500
John P. Barnes	3/15/2006	$65,000	$260,000	$325,000	0	6,000	9,000	0	25,000	$29.11	$180,500
Danny H. O’Brien	3/15/2006	$62,500	$250,000	$312,500	0	4,000	6,000	0	15,000	$29.11	$108,300

Outstanding Equity Awards at Fiscal Year-End Table—2006

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	# of Securities Underlying Unexercised Options (Exercisable)	# of Securities Underlying Unexercised Options (Unexercisable)	Equity Incentive Plan Awards: # of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	# of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: # of Unearned Shares, Units or Other Rights That Have Not Vested(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Paul A. Perrault	85,938	0	0	$18.82	4/19/2010	0	0	0	0
	85,938	0	0	$20.70	4/19/2010	0	0	0	0
	85,938	0	0	$20.15	4/18/2011	0	0	0	0
	85,938	0	0	$22.17	4/18/2011	0	0	0	0
	40,000	0	0	$22.32	7/17/2012	0	0	0	0
	137,500	0	0	$20.97	2/19/2013	0	0	0	0
	100,001	0	0	$25.11	4/22/2014	0	0	0	0
	50,000	0	0	$24.50	4/28/2015	0	0	14,184	$435,307
	50,000	0	0	$29.11	3/15/2016	0	0	15,000	$460,350

(1)	On April 20, 2005 Mr. Perrault was awarded 14,184 performance shares. On March 15, 2006 Mr. Perrault was awarded 15,000 performance shares.
(2)	Column (i) times December 31, 2006 closing price of $30.69 per share.

Outstanding Equity Awards at Fiscal Year-End Table—2006

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	# of Securities Underlying Unexercised Options (Exercisable)	# of Securities Underlying Unexercised Options (Unexercisable)	Equity Incentive Plan Awards: # of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	# of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: # of Unearned Shares, Units or Other Rights That Have Not Vested(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Kirk W. Walters	5,860	0	0	$21.60	1/21/2008	0	0	0	0
	1,231	0	0	$23.76	1/21/2008	0	0	0	0
	5,860	0	0	$26.14	1/21/2008	0	0	0	0
	5,860	0	0	$28.75	1/21/2008	0	0	0	0
	15,625	0	0	$20.86	11/17/2009	0	0	0	0
	15,625	0	0	$22.93	11/17/2009	0	0	0	0
	15,625	0	0	$19.74	1/17/2011	0	0	0	0
	15,625	0	0	$21.71	1/17/2011	0	0	0	0
	39,381	0	0	$22.89	1/16/2012	0	0	0	0
	38,743	0	0	$19.97	2/12/2013	0	0	0	0
	43,750	0	0	$26.73	2/18/2014	0	0	0	0
	20,000	0	0	$24.50	4/28/2015	0	0	5,455	$167,414
	25,000	0	0	$29.11	3/15/2016	0	0	6,000	$184,140

(1)	On April 20, 2005 Mr. Walters was awarded 5,455 performance shares. On March 15, 2006 Mr. Walters was awarded 6,000 performance shares.
(2)	Column (i) times December 31, 2006 closing price of $30.69 per share.

Outstanding Equity Awards at Fiscal Year-End Table—2006

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	# of Securities Underlying Unexercised Options (Exercisable)	# of Securities Underlying Unexercised Options (Unexercisable)	Equity Incentive Plan Awards: # of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	# of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: # of Unearned Shares, Units or Other Rights That Have Not Vested(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
John W. Kelly	5,860	0	0	$28.75	1/21/2008	0	0	0	0
	1,231	0	0	$26.14	1/21/2008	0	0	0	0
	43,750	0	0	$22.89	1/16/2012	0	0	0	0
	50,001	0	0	$19.97	2/12/2013	0	0	0	0
	62,500	0	0	$26.73	2/18/2014	0	0	0	0
	25,000	0	0	$24.50	4/28/2015	0	0	8,183	$251,136
	25,000	0	0	$29.11	3/15/2016	0	0	8,500	$260,865

(1)	On April 20, 2005 Mr. Kelly was awarded 8,183 performance shares. On March 15, 2006 Mr. Kelly was awarded 8,500 performance shares.
(2)	Column (i) times December 31, 2006 closing price of $30.69 per share.

Outstanding Equity Awards at Fiscal Year-End Table—2006

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	# of Securities Underlying Unexercised Options (Exercisable)	# of Securities Underlying Unexercised Options (Unexercisable)	Equity Incentive Plan Awards: # of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	# of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: # of Unearned Shares, Units or Other Rights That Have Not Vested(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
John P. Barnes	4,689	0	0	$21.60	1/21/2008	0	0	0	0
	4,689	0	0	$23.76	1/21/2008	0	0	0	0
	4,689	0	0	$26.14	1/21/2008	0	0	0	0
	4,689	0	0	$28.75	1/21/2008	0	0	0	0
	15,625	0	0	$20.86	11/17/2009	0	0	0	0
	15,625	0	0	$22.93	11/17/2009	0	0	0	0
	15,625	0	0	$21.71	1/17/2011	0	0	0	0
	43,750	0	0	$22.89	1/16/2012	0	0	0	0
	43,751	0	0	$22.89	2/12/2013	0	0	0	0
	43,750	0	0	$22.89	2/18/2014	0	0	0	0
	20,000	0	0	$24.50	4/28/2015	0	0	5,455	$167,414
	25,000	0	0	$29.11	3/15/2016	0	0	6,000	$184,140

(1)	On April 20, 2005 Mr. Barnes was awarded 5,455 performance shares. On March 15, 2006 Mr. Barnes was awarded 6,000 performance shares.
(2)	Column (i) times December 31, 2006 closing price of $30.69 per share.

Outstanding Equity Awards at Fiscal Year-End Table—2006

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	# of Securities Underlying Unexercised Options (Exercisable)	# of Securities Underlying Unexercised Options (Unexercisable)	Equity Incentive Plan Awards: # of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	# of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: # of Unearned Shares, Units or Other Rights That Have Not Vested(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Danny H. O’Brien	15,625	0	0	$19.74	1/17/2011	0	0	0	0
	15,625	0	0	$21.71	1/17/2011	0	0	0	0
	43,750	0	0	$22.89	1/16/2012	0	0	0	0
	43,751	0	0	$19.97	2/12/2013	0	0	0	0
	31,250	0	0	$26.73	2/18/2014	0	0	0	0
	13,000	0	0	$24.50	4/28/2015	0	0	3,273	$100,448
	15,000	0	0	$29.11	3/15/2016	0	0	4,000	$122,760

(1)	On April 20, 2005 Mr. O’Brien was awarded 3,273 performance shares. On March 15, 2006 Mr. O’Brien was awarded 4,000 performance shares.
(2)	Column (i) times December 31, 2006 closing price of $30.69 per share.

Option Exercises and Stock Vested Table—2006

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
Name	# of Shares Acquired on Exercise	Value Realized Upon Exercise ($)	# of Shares Acquired on Vesting	Value Realized on Vesting ($)
Paul A. Perrault	0	$0	0	0
Kirk W. Walters	1,423	$23,366	0	0
John W. Kelly	0	$0	0	0
John P. Barnes	0	$0	0	0
Danny H. O’Brien	0	$0	0	0

Pension Benefits Table—2006

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Paul A. Perrault President/CEO	Chittenden Pension Account Plan	15	257,000	0

Kirk W. Walters EVP/Chief Financial Officer	Chittenden Pension Account Plan	9	121,000	0

John W. Kelly President/Chittenden Trust Co.	Chittenden Pension Account Plan	15	252,000	0

John P. Barnes Executive Vice President	Chittenden Pension Account Plan	22	238,000	0

Danny H. O’Brien President/Ocean National Bank	Chittenden Pension Account Plan	18	259,000	0

Non-Qualified Deferred Compensation(1)

(a)	(b)	(c)	(d)	(e)	(f)
Name and Principal Position	Executive Contributions in Last Fy ($)(1)	Registrant Contributions in Last Fy ($)(2)	Aggregate Earnings in Last Fy ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance At Last Fye ($)
Paul A. Perrault President/CEO	$10,504	$6,931	$45,362	-0-	$1,090,755

Kirk Walters EVP/Chief Financial Officer	$18,946	$9,007	$15,448	-0-	$395,902

John Kelly President/Chittenden Trust Co.	$107,879	$14,114	$37,286	-0-	$732,970

John Barnes Executive Vice President	$79,265	$8,534	$25,738	-0-	$788,481

Danny O’Brien President/Ocean National Bank	$62,591	$8,304	$19,358	-0-	$572,037

(1)	All information presented in this table is related to the Chittenden Corporation Supplemental Savings Plan (SERP).
(2)	This figure is comprised of the 35% “basic” match that is made on executive contributions to up to 6% of salary that was reported in column (i) of the Summary Compensation Table, and the 2005 profit sharing match of 25% that was contributed to executive SERP accounts in April 2006.

Non-Qualified Deferred Compensation Table

Narrative Disclosure

All information disclosed in the Non-qualified Deferred Compensation Table pertains to amounts contributed by the Corporation and the executive into the Chittenden Corporation Supplemental Savings Plan (SERP). As is described in the narrative that accompanies the Summary Compensation Table, this plan is designed as a “restoration” plan to the Corporation’s qualified 401(k) plan, and thus, an executive may only contribute those funds that are not eligible to be contributed into the qualified 401(k) based on IRS guidelines. Contributions made into the plan are governed by the same design guidelines as those governing the qualified 401(k) plan.

Specifically, the executive may contribute a maximum of 26% of cash compensation into the SERP. The corporate match is made on the first 6% of these contributions. Historically, the corporate match has been comprised of a “basic” match of 35% and a profit-sharing match as approved by the Board on an annual basis. The executive must contribute the maximum allowable amount to the qualified plan before contributing to the SERP.

There are two investment options within the SERP; Chittenden Corporation Stock and a fixed income fund. Earnings (or losses) on contributions made to the Chittenden stock account are consistent with the fair market value (FMV) of the stock. The 2006 interest rate for the fixed income fund mirrors the Corporation’s average yield on earning assets for 2006, which was 6.35%. The executive may alter their investment elections for future earnings on an annual basis.

Distributions from the executive’s account may occur on one of the following dates:

•	The first of the month following six (6) months after the executive’s separation date;

•	The later of six (6) months after the executive’s separation date or the beginning of the following year; or

•	At the executive’s attainment of the age specified on his election form

Distributions may be taken in either a lump sum or in equal annual installments with a maximum of eleven (11) installments. The executive may amend the timing and form of distributions on an annual basis.

The SERP was amended to comply with Internal Revenue Code Section 409A and is administered in compliance with this regulation.

Director Compensation Table—2006

Name	Fees Earned or Paid in Cash ($)[1]		Stock Awards ($)	Option Awards ($)2-3	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Crawford, Sally W.	$38,250	(4)	N/A	12,030	N/A	N/A	$0.00	$50,280
Drumheller, Philip	$38,250	(5)	N/A	12,030	N/A	N/A	$0.00	$50,280
Dwight, John K.	$33,250	(6)	N/A	12,030	N/A	N/A	$0.00	$45,280
Hutton, Lyn	$40,750	(7)	N/A	12,030	N/A	N/A	$0.00	$52,780
Pizzagalli, James C.	$40,750	(8)	N/A	12,030	N/A	N/A	$0.00	$52,780
Pomerleau, Ernest A.	$37,000	(9)	N/A	12,030	N/A	N/A	$0.00	$49,030
Richards, Mark W.	$38,250	(10)	N/A	12,030	N/A	N/A	$0.00	$50,280
Smith, Charles W.	$33,250	(11)	N/A	12,030	N/A	N/A	$0.00	$45,280
Spera, Pall D.	$34,500	(12)	N/A	12,030	N/A	N/A	$0.00	$46,530
Wells, Owen W.	$35,750	(13)	N/A	12,030	N/A	N/A	$0.00	$47,780

(1)	Reflects all fees earned or paid for services as a director ($12,000 Annual Retainer, $5,000 Annual Retainer for Chairs, $2,500 per Board Meeting attended, $1,250 per Audit Committee attended, $1,250 per Executive Committee attended). Fifty percent of all fees are paid in the form of stock.
(2)	Option award of 1,500 shares times the Black Scholes valuation of $8.02 per share.
(3)	At December 31, 2006 there were 143,731 Director stock option awards outstanding.
(4)	Ms. Crawford receives compensation for serving on the Board and Audit Committee.
(5)	Mr. Drumheller receives compensation for serving on the Board and Audit Committee.
(6)	Mr. Dwight receives compensation for serving on the Board and Executive Committee.
(7)	Ms. Hutton receives compensation for serving on the Board, Chair of the Audit Committee and member of the Executive Committee.
(8)	Mr. Pizzagalli receives compensation for serving on the Board and Chair of the Executive Committee.
(9)	Mr. Pomerleau receives compensation for serving on the Board and Audit Committee.
(10)	Mr. Richards receives compensation for serving on the Board and Audit Committee.
(11)	Mr. Smith receives compensation for serving on the Board and Audit Committee.
(12)	Mr. Spera receives compensation for serving on the Board and Executive Committee.
(13)	Mr. Wells receives compensation for serving on the Board and Executive Committee.

Potential Payments Upon Termination or Change-in-Control

The information listed in the attached tables reflects the amount of compensation each of the named executive officers (NEO’s) would receive in the event of separation from the Corporation under a variety of scenarios. The amounts shown assume that such termination was effective as of December 31, 2006, and thus includes amounts earned through such time where appropriate. These are estimates of the amounts that would be paid out to the executives upon their termination since the actual payments can only be determined at the time of such executive’s separation from the Corporation.

Payments Made Upon Death or Disability

If the NEO’s separation were due to death or disability, he would receive:

•	An incentive payment under the Executive Management Incentive Compensation Plan (EMICP) that is prorated based upon the period of employment during the performance period.

•

The pro rata portion of the performance shares earned at the conclusion of the performance cycle in effect at the date of separation. These shares would be paid at the time and to the extent such performance shares would have been earned if the executive’s employment had not terminated until after the close of the performance cycle. Figures shown in the attached tables assume that performance shares granted during the 2005 and 2006 performance cycles are in fact earned and paid in 2008 and 2009, respectively.

Payments Made Upon Retirement

If the NEO’s separation was due to retirement, he would receive:

•

The pro rata portion of the award earned at the conclusion of the performance cycle under the Executive Management Incentive Compensation Plan. Such payment would be made at the time and to the extent the award would have been earned if the executive’s employment had not terminated until the close of the performance cycle. The figures shown in the attached tables assume a separation date of December 31, 2006.

•

The pro rata portion of the performance shares earned at the conclusion of the performance cycle in effect at the date of separation. These shares would be paid at the time and to the extent such performance shares would have been earned if the executive’s employment had not terminated until after the close of the performance cycle. Figures shown in the attached tables assume that performance shares granted during the 2005 and 2006 performance cycles are in fact earned and paid in 2008 and 2009, respectively.

Payments Made Upon Voluntary Separation or Involuntary Termination With or Without Cause

If separation were voluntary or involuntary not for cause:

•	Mr. Perrault and Mr. Kelly would receive a cash payment equal to one year of their base salary at the time of separation.

If the separation were involuntary for cause:

•	Mr. Perrault would receive a cash payment equal to three months of his base salary at the time of separation.

Payments Made Upon Change-in-Control

If the NEO’s separation were due to a change-in-control (other than for reasons of gross misconduct, death or disability), he would receive:

•	A cash payment equal to the product of a defined multiple and the sum of the following:

The highest base salary of the NEO in effect at or following a change-in-control; and

The highest target bonus of the NEO in effect at or following a change-in-control; and

The amount equal to the core contribution that would have been contributed on behalf of the NEO under the Chittenden Corporation Incentive Savings and Profit Sharing Plan in the event the NEO continued employment with the Corporation until the end of the plan year in which the change-in-control occurs; and

The amount equal to the 401(k) match and the profit sharing portion of the 401(k) contribution that would have been contributed on behalf of the NEO in the event the NEO continued employment with the Corporation until the end of the plan year in which the separation occurs; and

The amount equal to any payment that would have been contributed on behalf of the NEO under the Chittenden Corporation Supplemental Savings Plan in the event the NEO continued employment with the Corporation until the end of the plan year in which the separation occurs.

For Mr. Perrault the defined multiple is 2.99, and for the other NEO’s it is 2.0.

•	The Corporation shall also:

Pay an amount equal to the excise and income taxes charged to the NEO in the event that any payments made under this agreement are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

Pay for outplacement services selected by the NEO.

Provide the NEO with the advice of a financial planner, actuary or accountant of the NEO’s choice to help the NEO determine which elections to make with respect to his change-in-control agreement.

Accelerate payments under the Performance Share Program. All outstanding performance share awards will vest and be paid at the greater of (i) 100% of the Target Performance Shares relating to the performance cycles in effect as of the change-in-control or (ii) 100% of the performance shares relating to performance cycles in effect as of the change-in-control based on performance calculated through the quarter ending immediately prior to the date of the change-in-control.

Provide an office and clerical assistance to the NEO for one year after a separation.

Pay to the NEO all reasonable legal and mediation fees and expenses incurred by the NEO in obtaining or enforcing any right or benefit provided by this agreement, except in cases involving frivolous or bad faith litigation initiated by the NEO.

Allow the NEO’s and their dependents to participate in the Corporation’s medical, dental, or other welfare benefits on the same terms and same conditions as though the NEO had remained an active employee. This coverage will be available to Mr. Perrault for thirty-six (36) months and for twenty-four (24) months for the remaining NEO’s. If the NEO becomes eligible to receive any group medical, dental, or other welfare benefits from another employer prior to the end of this period, coverage would cease. The NEO may choose to receive the cash equivalent of these benefits. Following this period, the NEO, and their dependents, are eligible to continue to participate in the Corporation’s medical and dental plans and programs until he becomes eligible for Medicare. However, the NEO will be responsible for the full premium expense of this latter coverage during this additional period.

Make a contribution to the Chittenden Corporation Chief Executive Officer Supplemental Retirement Plan equal to three times the average of the prior 2 years’ contributions.

As described in the “Non-qualified Deferred Compensation Table” narrative, each executive is eligible to participate in the non-qualified Chittenden Corporation Savings Restoration Plan (SERP). Payments under this plan would be based on the individual election that each executive makes on an annual basis, and thus would not necessarily be triggered by a separation event. The executive may elect to receive either a lump sum payment or annual payments of equal installments up to a maximum of 11 years. Distributions will commence at the date specified by the executive on his annual election form. The balances attributable to each executive under this plan as of December 31, 2006, are disclosed in the “Non-qualified Deferred Compensation Table”.

Potential Payments upon Termination or Change-in-Control—2006

Paul A. Perrault

Payment and Benefits Upon Separation	Voluntary Separation		Retirement		Involuntary Termination Not For Cause		Involuntary Termination for Cause		Termination Upon Death		Termination Upon Disability		Termination after Change-in-Control
Cash Payment		$631,000		$0.00		$631,000		$157,750		$631,000		$631,000		$4,226,574

Compensation: Short-term Incentive Comp. (EMICP)		$0.00		$631,000		$0.00		$0.00		$631,000		$631,000		$0.00

Long-term Incentive Comp: Performance Shares		$0.00		$443,655		$0.00		$0.00		$443,655		$443,655		$895,657

Benefits & Perquisites: Stock Awards 401(k) Health & Welfare Ben. Excise Tax Gross-Up Payment to CEO SERP(1) Outplacement	$ $ $ $ $ $	0.00 0.00 0.00 0.00 0.00 0.00	$ $ $ $ $ $	0.00 0.00 0.00 0.00 0.00 0.00	$ $ $ $ $ $	0.00 0.00 0.00 0.00 0.00 0.00	$ $ $ $ $ $	0.00 0.00 0.00 0.00 0.00 0.00	$ $ $ $ $ $	0.00 0.00 0.00 0.00 0.00 0.00	$ $ $ $ $ $	0.00 0.00 0.00 0.00 0.00 0.00	$ $ $ $ $ $	0.00 0.00 35,880 2,046,099 472,764 315,500

Total:		$631,000		$1,074,655		$631,000		$157,750		$1,705,655		$1,705,655		$7,992,474

(1)	For purposes of this calculation it was assumed that the 2006 payment into the CEO SERP was equal to that made in 2005.

Potential Payments upon Termination or Change-in-Control—2006

Kirk W. Walters

Payment and Benefits Upon Separation	Voluntary Separation		Retirement		Involuntary Termination Not For Cause		Involuntary Termination for Cause		Termination Upon Death		Termination Upon Disability		Termination after Change-in-Control
Cash Payment		$0.00		$0.00		$0.00		$0.00		$0.00		$0.00		$1,212,892

Compensation: Short-term Incentive Comp. (EMICP)		$0.00		$270,000		$0.00		$0.00		$270,000		$270,000		$0.00

Long-term Incentive Comp: Performance Shares		$0.00		$172,989		$0.00		$0.00		$172,989		$172,989		$351,554

Benefits & Perquisites: Stock Awards 401(k) Health & Welfare Ben. Excise Tax Gross-Up Outplacement	$ $ $ $ $	0.00 0.00 0.00 0.00 0.00	$ $ $ $ $	0.00 0.00 0.00 0.00 0.00	$ $ $ $ $	0.00 0.00 0.00 0.00 0.00	$ $ $ $ $	0.00 0.00 0.00 0.00 0.00	$ $ $ $ $	0.00 0.00 0.00 0.00 0.00	$ $ $ $ $	0.00 0.00 0.00 0.00 0.00	$ $ $ $ $	0.00 0.00 24,000 621,494 135,000

Total:		$0.00		$442,989		$0.00		$0.00		$442,989		$442,989		$2,334.940

Potential Payments upon Termination or Change-in-Control—2006

John W. Kelly

Payment and Benefits Upon Separation	Voluntary Separation		Retirement		Involuntary Termination Not For Cause		Involuntary Termination for Cause		Termination Upon Death		Termination Upon Disability		Termination after Change-in-Control
Cash Payment		$340,000		$0.00		$340,000		$0.00		$340,000		$340,000		$1,550,822

Compensation: Short-term Incentive Comp. (EMICP)		$0.00		$340,000		$0.00		$0.00		$340,000		$340,000		$0.00

Long-term Incentive Comp: Performance Shares		$0.00		$254,379		$0.00		$0.00		$254,379		$254,379		$512,001

Benefits & Perquisites: Stock Awards 401(k) Health & Welfare Ben. Excise Tax Gross-Up Outplacement	$ $ $ $ $	0.00 0.00 0.00 0.00 0.00	$ $ $ $ $	0.00 0.00 0.00 0.00 0.00	$ $ $ $ $	0.00 0.00 0.00 0.00 0.00	$ $ $ $ $	0.00 0.00 0.00 0.00 0.00	$ $ $ $ $	0.00 0.00 0.00 0.00 0.00	$ $ $ $ $	0.00 0.00 0.00 0.00 0.00	$ $ $ $ $	0.00 0.00 24,000 819,811 170,000

Total:		$340,000		$594,379		$340,000		$0.00		$934,379		$934,379		$3,076,634

Potential Payments upon Termination or Change-in-Control—2006

John P. Barnes

Payment and Benefits Upon Separation	Voluntary Separation		Retirement		Involuntary Termination Not For Cause		Involuntary Termination for Cause		Termination Upon Death		Termination Upon Disability		Termination after Change-in-Control
Cash		$0.00		$0.00		$0.00		$0.00		$0.00		$0.00		$1,188,416

Compensation: Short-term Incentive Comp. (EMICP)		$0.00		$260,000		$0.00		$0.00		$260,000		$260,000		$0.00

Long-term Incentive Comp: Performance Shares		$0.00		$172,989		$0.00		$0.00		$172,989		$172,989		$351,554

Benefits & Perquisites: Stock Awards 401(k) Health & Welfare Ben. Excise Tax Gross-Up Outplacement	$ $ $ $ $	0.00 0.00 0.00 0.00 0.00	$ $ $ $ $	0.00 0.00 0.00 0.00 0.00	$ $ $ $ $	0.00 0.00 0.00 0.00 0.00	$ $ $ $ $	0.00 0.00 0.00 0.00 0.00	$ $ $ $ $	0.00 0.00 0.00 0.00 0.00	$ $ $ $ $	0.00 0.00 0.00 0.00 0.00	$ $ $ $ $	0.00 0.00 24,000 641,076 130,000

Total:		$0.00		$432,989		$0.00		$0.00		$432,989		$432,989		$2,335,046

Potential Payments upon Termination or Change-in-Control—2006

Danny H. O’Brien

Payment and Benefits Upon Separation	Voluntary Separation		Retirement		Involuntary Termination Not For Cause		Involuntary Termination for Cause		Termination Upon Death		Termination Upon Disability		Termination after Change-in-Control
Cash Payment		$0.00		$0.00		$0.00		$0.00		$0.00		$0.00		$1,120,080

Compensation: Short-term Incentive Comp. (EMICP)		$0.00		$250,000		$0.00		$0.00		$250,000		$250,000		$0.00

Long-term Incentive Comp: Performance Shares		$0.00		$107,886		$0.00		$0.00		$107,886		$107,886		$223,208

Benefits & Perquisites: Stock Awards 401(k) Health & Welfare Ben. Excise Tax Gross-Up Outplacement	$ $ $ $ $	0.00 0.00 0.00 0.00 0.00	$ $ $ $ $	0.00 0.00 0.00 0.00 0.00	$ $ $ $ $	0.00 0.00 0.00 0.00 0.00	$ $ $ $ $	0.00 0.00 0.00 0.00 0.00	$ $ $ $ $	0.00 0.00 0.00 0.00 0.00	$ $ $ $ $	0.00 0.00 0.00 0.00 0.00	$ $ $ $ $	0.00 0.00 24,000 510,871 125,000

Total:		$0.00		$357,886		$0.00		$0.00		$357,886		$357,886		$2,003,159

Chittenden Corporation Retirement Plan Benefits

Plan Provisions

Substantially all full-time employees of Chittenden Corporation who are age 21 with one year of service prior to 2006 participate in the Chittenden Pension Account Plan (the “Pension Plan”), a defined benefit pension plan intended to qualify under Section 401(a) of the Internal Revenue Code (the “Code”). The Pension Plan is a cash balance plan whereby each participant’s benefit is determined based on annual pay credits and interest credits made to each participant’s notional account. Effective December 31, 2005, the benefits earned under the Pension Plan were frozen and no individuals will become a participant thereafter. As a result, no pay credits will be made to accounts after 2005 although interest credits will continue to be made until benefits are paid. Additional pay-based allocations will be provided under Chittenden’s Incentive Savings and Profit Sharing Plan (“the Savings Plan”) beginning in 2006.

Under the Pension Plan, interest credits are based on the notional account balance on the last day of the prior plan year and the plan’s interest credit rate. This interest credit rate equals the average 12-month Treasury Bill rate during December of the preceding plan year plus 0.5%, subject to a 5.0% minimum and an 8.0% maximum rate.

Participants may elect to receive their benefit under one of the following forms of payment: single life annuity, 50%, 75% and 100% joint and survivor annuities, single life annuity option with 120 monthly payments guaranteed and a lump sum. The annual single life annuity value is equal to the cash balance account at retirement age divided by a plan-specified annuity conversion factor. The annuity conversion factor ranges from 10 at the normal retirement age of 65 to 12 at the earliest retirement age of 55. The other annuity forms of payment are actuarially equivalent to the single life annuity. The lump sum payment amount is the greater of the participant’s cash balance account and the present value of the participant’s single life annuity benefit. The present value is based on the 30-year Treasury rate for the month of October preceding the year of payment and the IRS prescribed mortality table.

Mr. Kelly, Mr. O’Brien and Mr. Perrault are currently eligible for retirement under the Pension Plan since they have attained age 55 and have completed at least five years of service.

Assumptions & Methods

The present value of accumulated benefits was computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to Chittenden’s audited financials for the most recently completed fiscal year. The present value of accumulated benefits represents the present value of each participant’s benefit accrued-to-date. The assumptions used were the same as those used for financial reporting purposes under generally accepted accounting principles with the exception that it was assumed that participants would retire at age 65, the plan’s normal retirement age.

Specifically, the following assumptions were used:

Discount Rate	6.00%
Cash Balance Crediting Rate	5.00%
Lump Sum Conversion Rate	5.50%
Lump Sum Election Rate	75%
Mortality	RP-2000 Combined Healthy Mortality Table with white collar adjustments & Projected 15 years with Scale AA
Assumed Retirement Age	65

Indebtedness of Management

The Company’s directors, officers and employees are permitted to borrow from our banking subsidiaries in accordance with the requirements of federal and state law. All loans made by our banking subsidiaries to directors and executive officers or their related interests have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. We believe that at the time of origination these loans neither involved more than the normal risk of collectibility nor presented any other unfavorable features. None of the directors who borrow from the Corporation’s banking subsidiaries or who have business dealings with such entities has a “material” relationship (as defined by the New York Stock Exchange) which would disqualify such director from being “independent”. The Board has made this determination based, in part, on an analysis performed by the Chief Credit Policy Officer of Chittenden Corporation.

Ratification of Selection of Independent Auditors For 2007

(Item 2 on Proxy Card)

Independent Public Accountants

PricewaterhouseCoopers LLP, independent registered public accountants, served as the Corporation’s independent auditor for the year ended December 31, 2006. PricewaterhouseCoopers LLP advised the Corporation that neither the firm nor any of their associates have any relationship with the Corporation or any affiliate of the Corporation. Representatives of PricewaterhouseCoopers LLP will be present at the 2007 Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

The Audit Committee of the Board of Directors appointed PricewaterhouseCoopers LLP as independent public accountants of the Corporation for the current fiscal year ending December 31, 2007.

Consistent with SEC policies regarding auditor independence, the Audit Committee has the responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and non-audit services provided by the independent auditor. During 2006 and 2005, PricewaterhouseCoopers LLP examined the consolidated financial statements of the Corporation and its subsidiaries, in connection with the Corporation’s SEC filings. A breakdown of the fees billed by PricewaterhouseCoopers LLP for 2006 and 2005 follows:

	2006		% of Auditor Services	2005		% of Auditor Services
Audit Fees	$635,386	(1)	99%	$526,030	(1)	99%
Audit Related Fees	$4,550	(2)	1%	$4,300		1%
Tax Fees	$-0-		-0-	$-0-		-0-
All Other Fees	$-0-		-0-	$-0-		-0-

(1)	Includes fees for Sarbanes-Oxley 404 reporting on internal control over financial reporting.
(2)	Agreed upon procedures related to Uniform Single Attestation Program for Mortgage Brokers (“USAP”).

Vote Required for Approval

A majority of the votes submitted is required to ratify the selection of PricewaterhouseCoopers LLP as independent auditors for 2007. Shares which abstain from voting and broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITORS FOR 2007.

Deadline for Stockholder Proposals

In order to be included in the Corporation’s proxy statement and proxy card for the 2008 Annual Meeting, proposals which Stockholders intend to present at that meeting must be submitted in writing to the Secretary or Assistant Secretary of the Corporation on or before November 17, 2007. In addition, the Corporation’s By-Laws include advance notice and other requirements regarding the timing and content of proposals for Stockholder action at a meeting other than those proposed by the Board of Directors. In order to be timely under the advance notice provisions of the Corporation’s By-Laws, all Stockholder proposals must be received by the Corporation at its executive office no less than 75 days and no more than 120 days prior to the anniversary of the preceding annual meeting, provided that, if the annual meeting is scheduled for a date that is more than 30 days before or 60 days after the anniversary of the preceding annual meeting, then the stockholder proposal must be received by the Corporation on the later of 75 days prior to the annual meeting or 15 days following the date on which public announcement of the date of the annual meeting is first made by the Corporation.

Stockholder Communications

Stockholders or any interested party may send communications to Board members, including the Chair of the Executive Committee, by either sending a written communication to the Board and/or a particular Board member in care of the General Counsel/Corporate Secretary of the Company at Chittenden Corporation, Two Burlington Square, Burlington, Vermont 05401 (the General Counsel/Corporate Secretary will forward or notify the independent director or directors of receipt of a communication), or by using the toll-free number established for that purpose, which is 1-800-257-1959.

OTHER BUSINESS

The Board of Directors of the Corporation knows of no other matters that may come before the meeting. However, if any other business should properly come before the meeting, the proxies relating to such meeting will be voted with respect thereto in accordance with the best judgment of the persons named therein.

A copy of the Corporation’s Annual Report for 2006 (on Form 10-K), as filed with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, will be furnished free of charge to beneficial owners of the Corporation’s stock upon written request to:

F. Sheldon Prentice, Secretary or

Eugenie J. Fortin, Assistant Secretary

Chittenden Corporation

P.O. Box 820

Burlington, VT 05402-0820

Any person requesting a copy of the report must set forth in his/her written request a good faith representation that he/she was in fact a beneficial owner of stock of the Corporation on the record date for the annual meeting.

ANNEX A

CHITTENDEN CORPORATION

AUDIT COMMITTEE CHARTER

I.	PURPOSE

The Audit Committee is appointed by the Board of Directors to assist the Board in the oversight of:

•	the integrity of the Corporation’s financial statements;

•	the Corporation’s compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence; and

•	the performance of the Corporation’s internal audit function and independent auditors.

II.	AUTHORITY

The Audit Committee shall be directly responsible for the appointment, compensation and oversight of the work of the independent auditor. Oversight includes the resolution of disagreements between management and the independent auditor regarding financial reporting which involves any independent auditor report or related work.

The Audit Committee shall have full authority to:

•	conduct or authorize any investigation appropriate to fulfill its responsibilities;

•	engage independent counsel and other advisors as the Committee deems necessary to carry out their responsibilities; and

•	have direct access to independent auditors and employees of the Company.

The Committee shall determine, in its sole discretion, the level of funding to compensate the independent auditors and any counsel or advisor employed by the Committee. The Corporation shall be obligated to make such funding available.

III.	SPECIFIC DUTIES AND RESPONSIBILITIES

The Board of Directors set forth the Audit Committee’s duties in this charter and by resolution. Accordingly, the Audit Committee shall have the following responsibilities and duties.

Financial Statements and Reporting

•

Review the Corporation’s audited financial statements and unaudited quarterly financial statements prior to their filing or distribution. Review shall include discussion with management and the independent auditors on significant issues regarding accounting principles, practices and judgments and the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

•	Discuss earnings press releases, financial information and earnings guidance provided to analysts and rating agencies.

•

Review with management and the independent auditor significant financial statements and other reports of a financial nature. Discuss with the independent auditor its views or judgments on the integrity of the information. Resolve any disputes between management and the independent auditor concerning the preparation of the statements and reports.

•	Review with management and the independent auditor all matters required to be communicated and discussed with the Committee under generally accepted auditing standards and the Securities

Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”) requirements and other legal and regulatory rules as required.

•

In connection with the quarterly certifications signed by the Chief Executive Officer and the Chief Financial Officer for periodic reports filed by the Corporation with the SEC, discuss significant deficiencies, if any, in the design or operation of the internal control system and any fraud or potential fraud, if any, involving management or employees concerning any internal control function.

•	Review and approve internal control reports as required.

•	Prepare the Audit Committee report required by the SEC to be included in the Company’s annual proxy statement.

Relationship with Independent Auditors

•

Appoint, compensate and oversee independent auditor work for the Corporation regarding the preparation and issuance of any audit report or related work. The independent auditor shall report directly to the Audit Committee.

•	Review with the independent auditor the proposed scope of services and plan for the annual audit.

•

Preapprove all audit and nonaudit (as permitted by law or regulation) services performed by the independent auditor. Ensure that the Corporation properly discloses the retention of these services. (The Committee may delegate pre-approval authority for nonaudit services to one or more members of the Committee, provided that the Committee reviews any delegated decisions at its next scheduled meeting.)

•	Review any non-audit services performed on behalf of the Corporation by the independent auditor that meet the de minimis exception under applicable law.

•	Review any material written communications between the management of the Corporation and the independent auditor.

•	Evaluate the performance of the independent auditor. Make inquiries to determine that directors, management or employees of the Corporation exerted no improper influence on the conduct of the audit.

•	Review proposed replacement of the independent auditor and terminate the engagement of any independent auditor, as the Committee deems appropriate.

•

Evaluate the independent auditor’s qualifications, performance and independence. As part of such evaluation, at least annually, obtain and review a report provided by the independent auditor describing:

(a)	its internal quality control procedures;

(b)	any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding any of the firm’s audits, and steps taken to deal with any such issues; and

(c)	all relationships between the independent auditor and the Company.

•	Ensure appropriate audit partner rotations and any independent auditor rotations that may be required by law.

Internal Audit

•	The Chief Auditor shall report directly to the Audit Committee and administratively to the Chief Financial Officer.

•	Approve the appointment and replacement of the Chief Auditor.

•	Review and approve the annual internal audit plan, staffing and budget.

•	Review the significant reports to management prepared by the Internal Audit Department and management’s responses.

•	Review and approve the performance and remuneration of the Chief Auditor annually.

Compliance with Laws and Regulations

•	Review periodic reports prepared by the Corporate Compliance Officer and other materials deemed appropriate to evaluate the Corporation’s program for complying with laws and regulations.

Other

•

Establish procedures to receive, retain and treat complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Discuss major policies with respect to risk assessment and management.

•	Perform any other activities consistent with this charter, the Corporation’s bylaws and governing laws, as the Committee or Board deems necessary.

Administrative

•	Review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

•	Maintain minutes of Committee meetings and report activities to the Board on a regular basis, making recommendations, as the Committee deems appropriate.

•	Evaluate the performance of the Committee annually.

IV.	MEMBERSHIP AND COMPOSITION

•	The Committee will have a minimum of 3 members and be comprised entirely of outside Directors who are independent of management.

•	The Committee shall meet the independence and experience requirements of the NYSE, SEC and the bank regulatory authorities.

•	At least one member will qualify as a “financial expert” as defined by the SEC.

•	Committee members will serve Chittenden Corporation and its subsidiaries.

V.	MEETINGS

•	The Committee will meet at least four times a year. The Committee has the right to call additional meetings as necessary to perform their duties.

•	The Committee shall meet in executive sessions periodically with management, the independent auditor and internal audit. At a minimum, the Committee will meet in executive sessions annually.

VI.	DISCLOSURE OF CHARTER

This Charter will be made available on the Company’s web site at www.chittendencorp.com/profile/ and a printed copy of the charter is available by written request to the Secretary of the Corporation at Two Burlington Square, Burlington, Vermont 05401.

ANNEX B

CHITTENDEN CORPORATION

EXECUTIVE COMMITTEE CHARTER

I.	ORGANIZATION

The Executive Committee shall consist of three or more directors, each of whom shall satisfy the applicable independence requirements of The New York Stock Exchange and any other applicable regulatory requirements.

Executive Committee members shall be elected by the Board of Directors at the annual organizational meeting of the Board. Members shall serve until their successors shall be duly elected and qualified. The Executive Committee’s Chair shall be designated by the full Board or, if it does not do so, the Executive Committee members shall elect a Chair by vote of a majority of the full Executive Committee.

The Executive Committee may form and delegate authority to subcommittees when appropriate.

II.	PURPOSE

The primary responsibilities of the Executive Committee are:

i.	identifying individuals qualified to become Board members, consistent with criteria approved by the Board;

ii.	recommending to the Board director nominees for each annual meeting of the Company’s stockholders;

iii.	developing, periodically reviewing, and recommending to the Board corporate governance guidelines applicable to the Company;

iv.	overseeing the evaluation of the Board and management;

v.	developing and implementing Chief Executive Officer and senior management compensation policies and plans that are appropriate for the Company in light of all relevant circumstances;

vi.	reviewing strategic initiatives; and

vii.	performing various duties on behalf of the Board or in lieu of full Board meetings.

III.	STRUCTURE AND MEETINGS

The Chair of the Executive Committee will preside at each meeting and, in consultation with the other members of the Executive Committee or appropriate management, will set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The Executive Committee will meet as often as it deems necessary or appropriate but at least twice a year, and meetings may be in person or by conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. In lieu of a meeting, the Executive Committee may act by unanimous written consent. The agenda or purpose for each meeting will be circulated to each Executive Committee member in advance of the meeting by posting on the Board of Directors Web Site, facsimile transmission, by mail, telephone, or electronic transmission. One third of the Executive Committee, but not less than two, members shall constitute a quorum. A majority of the members present at any meeting at which a quorum is present may act on behalf of the Executive Committee. The Executive Committee will keep a record of its meetings and report on them to the Board of Directors.

IV.	GOALS AND RESPONSIBILITIES

Matters Related to Nomination of Directors

The Executive Committee will:

i.	identify possible candidates for Board membership consistent with the Board’s criteria for selecting new directors;

ii.	oversee Board and Chief Executive Officer management performance evaluations on an annual basis;

iii.	annually recommend a slate of nominees to the Board with respect to director nominations for the Board at the annual meeting of the Company’s stockholders; and

iv.	recommend nominees to fill vacancies as they occur on the Board;

Matters Related to Compensation

The Executive Committee will:

i.	review and approve the corporate goals and objectives that may be relevant to the compensation of the Company’s Chief Executive Officer;

ii.	evaluate the Chief Executive Officer’s performance in light of the goals and objectives that were set for the Chief Executive Officer and, either as a committee or together with the other independent directors (as directed by the Board), determine and approve the Chief Executive Officer’s compensation level based on such evaluation;

iii.	approve, after consultation with the Chief Executive Officer, senior management compensation;

iv.	make recommendations to the Board with respect to director compensation and director and senior management incentive-based compensation plans and equity-based plans; and

v.	produce an annual report on executive compensation for inclusion in the Company’s proxy statement relating to its annual meeting of stockholders, in accordance with the applicable rules and regulations of the Securities and Exchange Commission and any other rules and regulations applicable to the Company.

Matters Related to Governance

The Executive Committee will:

i.	develop and recommend to the Board the corporate governance guidelines applicable to the Company, review and reassess the adequacy of such guidelines annually, and recommend to the Board any changes it deems appropriate;

ii.	review policies on the size and composition of the Board;

iii.	advise the Board on (a) committee member qualifications, (b) committee member appointments and removals, (c) committee structure and operations (including authority to delegate to subcommittees), and (d) committee reporting to the Board;

iv.	assist management in maintaining an orientation program for new directors and a continuing education program for all directors; and

v.	generally advise the Board on corporate governance matters.

The Executive Committee will annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

The Executive Committee shall perform any other activities consistent with this Charter, the Company’s By-Laws and governing law as the Executive Committee or the Board deems appropriate.

V.	PERFORMANCE EVALUATION

The Executive Committee shall conduct an annual evaluation of its performance and report to the Board on the results of such evaluation. The Executive Committee will assist and facilitate the annual assessment of the Board of Directors and its committees.

VI.	COMMITTEE RESOURCES

In carrying out its responsibilities, the Executive Committee shall be entitled to rely upon advice and information that it receives in its discussions and communications with management and such experts, advisors and professionals with whom the Executive Committee may consult. The Executive Committee shall have the authority to obtain advice and seek assistance from internal or external legal, accounting or other advisors. The Executive Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve such search firm’s fees and other retention terms. The Executive Committee also shall have the sole authority to retain and terminate any consulting firm to assist in the evaluation of director, CEO or senior executive compensation, including sole authority to approve such search firm’s fees and other retention terms.

VII.	DISCLOSURE OF CHARTER

This Charter will be made available on the Company’s web site at www.chittendencorp.com/profile/ and a printed copy of the Charter is available by written request to the Secretary of the Corporation at Two Burlington Square, Burlington, Vermont 05401.

ANNEX C

CHITTENDEN CORPORATION

CORPORATE GOVERNANCE GUIDELINES

The Board of Directors of Chittenden Corporation has adopted the corporate governance guidelines set forth below to assist and guide the Board in the exercise of its responsibilities. These guidelines should be interpreted in accordance with any requirements imposed by applicable federal or state law or regulation, the New York Stock Exchange, and the Company’s Charter and By-Laws. The Board may review and amend these guidelines from time to time.

I.	BOARD GUIDELINES:

Membership

1.	Size of Board

The Board believes that the optimum size of the Board is 7-13 members.

2.	Independence Requirement

A majority of the Directors shall satisfy the independence requirements of Subsections 1 and 2 of Section 303A of the New York Stock Exchange Listed Company Manual, and any other applicable regulatory authority.

In addition, the Board’s historic practice is to not have more than one management Director although it may vary from this practice if it believes to do so is in the best interests of the Company.

A Director who is also affiliated with a company that has a business relationship with Chittenden Corporation that is not material to the Company or the Director will be deemed immaterial for the purpose of determining independence.

3.	Board Membership Criteria

The Board seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity and who will be able to serve at least three (3) years as a Director prior to reaching the age of 70. Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are or were affiliated, and be selected based upon contributions they can make. Directors should plan to make a significant time commitment to the Company.

Recognizing that the contribution of the Board will depend not only on the character and capacities of the Directors taken individually but also on their collective strengths, the Board should be composed of:

(A)	Directors who will form a central core of business and financial expertise;

(B)	Directors who have substantial experience outside the business community-in the public, academic or scientific communities, for example;

(C)	Directors who will represent the balanced, best interests of the stockholders as a whole rather than special interest groups or constituencies;

(D)	Directors who will enhance the diversity of perspective, experience or background of the Board; and

(E)	A majority of directors who are not employees or former employees of the Company.

Selection Criteria

In considering possible candidates for election as a Director, the Executive Committee and the other Directors should be guided in general by the composition guidelines established above and in particular by the following:

(1)	each Director should be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others;

(2)	each Director should be free of any conflict of interest which would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a Director;

(3)	each Director should possess substantial and significant experience which would be of particular importance to the Company in the performance of the duties of a Director;

(4)	each Director should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a Director; and

(5)	each Director should have the capacity and desire to represent the balanced, best interests of the stockholders as a whole and not primarily a special interest group or constituency.

Orientation and Continuing Education

The Company will conduct an orientation program for each new Director within three months following the meeting at which the Director is elected. The orientation will be designed to familiarize the new Director with the Company’s business and strategic plans, key policies and practices, principal officers and management structure, auditing and compliance processes and Code of Business Conduct and Ethics. The general counsel will be responsible for periodically providing materials for continuing Directors on topics that will assist them in discharging their duties.

Retirement; Resignation

Term Limits

The Board does not favor term limits for Directors.

Retirement Policy

According to the By-Laws of the Company “no person shall be eligible for election or re-election as a Director after he or she has reached the age of 70 years. When a director reaches the age of 70 years, he or she shall be entitled to serve until the date of the Annual Meeting of the Corporation next following his or her 70th birthday, but shall not thereafter be eligible for re-election and shall retire from the Board”.

Directors Changing Their Present Job Responsibilities

The Board believes that an individual Director who retires from his or her employment, or whose position of employment materially changes, must volunteer to resign from the Board. It is not the intention of the Board to mandate the resignation of a Director whose responsibility has changed, but rather to provide an opportunity for the Board to review the continued appropriateness of Board membership under the changed circumstance.

Conduct

Selection of Agenda Items and Executive Sessions

The Chair and Chief Executive Officer should establish the agenda for Board meetings. All Board members have the right to suggest items for inclusion in the agenda. The non-management Directors will meet at regularly scheduled executive sessions without management participation. Unless the non-management Directors take action to the contrary, the Chair of the Executive Committee will serve as the “lead” Director and conduct any non-management executive sessions.

Distribution of Materials

The Company shall distribute, sufficiently in advance of meetings to permit meaningful review, written materials for use at Board meetings by posting on the Board of Director’s Web Site, facsimile transmission, mail, or electronic transmission.

Number of Meetings; Attendance and Preparation

The Board of Directors shall hold a minimum of five (5) meetings per year. Directors are expected to make reasonable efforts to attend all meetings in person or by phone, and to have, prior to the meetings, reviewed all written meeting materials distributed to them in advance.

Conflicts of Interest

Directors are expected to avoid any action, position or interest that conflict with an interest of the Company, or gives the appearance of a conflict. The Company annually solicits information from Directors in order to monitor potential conflicts of interest and Directors are expected to be mindful of their fiduciary obligations to the Company.

Consulting Agreements with Directors

The Board believes that the Company should not enter into paid consulting arrangements with outside Directors or their employers, without obtaining the Board’s approval.

Share Ownership by Directors

Directors are required to own at least 1,000 shares of the Company’s Common Stock within two (2) years of election.

Compensation Review

The Executive Committee will annually review, and (when it deems appropriate) recommend to the full Board changes in director compensation and benefits, with equity ownership in the Company encouraged.

Assessing Board and Committee Performance

The Board shall conduct an annual self-evaluation with the assistance of the Executive Committee to determine whether it and its committees are functioning effectively. Each of the Audit Committee Charter and the Executive Committee Charter provide for self-assessment and the Board shall review the annual self-assessments of its committees.

The evaluation process is designed to facilitate ongoing, systematic examination of the Board’s effectiveness and accountability, and to identify opportunities for improving its operations and procedures.

Annually, each director shall complete a self-evaluation form and a Board evaluation, developed by the Executive Committee, examining his or her and the Board’s effectiveness against criteria designed to meet performance in seven critical areas:

1.	Independence and integrity
2.	Knowledge and expertise
3.	Accountability and decisiveness
4.	Participation and input
5.	Preparation
6.	Availability
7.	Teamwork

CEO Assessment and Succession

The Executive Committee shall annually assess the performance of the CEO. This evaluation shall be used by the Executive Committee when it develops its compensation recommendations for the CEO. The Executive Committee shall be responsible for developing a CEO succession plan for consideration by the Board and reporting on such plan to the Board.

Access to Senior Management and Independent Advisors

Board members shall have complete access to Company management. In carrying out its responsibilities, the Board, and each committee thereof, shall be entitled to rely on the advice and information that it receives from management and such experts, advisors and professionals with whom the Board, or any such committee, may consult. The Board, and each committee thereof, shall have the authority to request that any officer or employee of the Company, the Company’s outside legal counsel, the Company’s independent auditor or any other professional retained by the Company to render advice to the Company, attend a meeting of the Board, or such committee, or meet with any members of or advisors to the Board. The Board or any committee thereof shall also have the authority to engage legal, accounting or other advisors to provide it with advice and information in connection with carrying out its or their responsibilities.

Confidentiality

The Board believes maintaining confidentiality of information and deliberations is imperative.

Selection of Chair

The Board shall select the Chair of the Board and may select the Chair of the Committees. If the Board does not appoint a Committee Chair, the Committee members shall elect a Chair by a vote of a majority of the full Committee.

II.	COMMITTEE GUIDELINES:

Board Committees; Committee Charters

The Board currently has the following two Committees: the Audit Committee and the Executive Committee. The Audit Committee and the Executive Committee shall each consist of three or more Directors, each of whom shall satisfy the independence (and in the case of the Audit Committee, the financial literacy and experience) requirements of, the New York Stock Exchange and any other applicable regulatory requirements.

The Audit Committee and the Executive Committee shall each have appropriate written charters. These Committee charters will be made available on the Company’s web site at www.chittendencorp.com/profile/.

Assignment of Committee Members and Chairs

The Executive Committee is responsible, after consulting with the Chair, for recommending Committee members and their Chairs. Committee assignments and the designation of Committee Chairs should be based on the Director’s knowledge, interest and areas of expertise. The Board believes experience and continuity are important.

Frequency of Committee Meetings

Committees meet as frequently as is necessary. Currently, the Audit Committee has four regularly scheduled meetings each year. The Executive Committee meets as needed, but at least twice a year.

III.	DUTIES AND RESPONSIBILITIES OF THE COMMITTEES:

Audit and Executive Committees

These Committees shall have the powers and responsibilities set forth in their respective Charters, which are available on the Company’s web site at www.chittendencorp.com/profile/.

IV.	OTHER PRINCIPLES:

Board Requirements of Management

•	Develop strategies and build stockholder wealth over the long term.

•	Recommend appropriate strategic and operating plans.

•	Maintain effective control of operations.

•	Provide strong, principled, and ethical leadership.

•	Assure sound succession planning and management development.

•	Inform the Board regularly regarding the status of key initiatives.

•	Organize Board meetings that are well planned, allow meaningful participation, and provide for timely resolution of issues.

•	Provide Board materials that contain useful information and are received sufficiently in advance of meetings.

Requirements of Directors

•	Act in the best interests of all stockholders. http://www/leg.state.vt.us/statutes

•	Critique and approve strategic and operating plans.

•	Select, motivate, evaluate, and compensate the Chief Executive Officer.

•	Develop and maintain a sound understanding of the Company’s strategies and businesses.

•	Review succession planning and management development.

•	Approve the appointment of officers upon the recommendation of the CEO.

•	Carefully study Board materials and issues.

•	Provide active, objective, and constructive participation at meetings of the Board and its committees.

•	Counsel on corporate issues.

Confidential Voting

The Board has adopted a policy whereby stockholders’ proxies are received by the Company’s independent tabulators and the vote is certified by independent inspectors of election. Proxies and ballots that identify the vote of individual stockholders will be kept confidential from the Company’s management and Directors, except as necessary or desirable to meet legal requirements, in cases where stockholders request disclosure, or in a contested election.

Disclosure of Corporate Governance Guidelines

These Corporate Governance Guidelines will be made available on the Company’s web site at www.chittendencorp.com/profile/ and a copy of these Corporate Governance Guidelines will be made available to any stockholder who requests such a copy by written request to the Secretary of the Corporation at Two Burlington Square, Burlington, Vermont 05401.

CHITTENDEN CORPORATION

SKU 002CS-13459

Vote by Internet
• Log on to the Internet and go to www.investorvote.com
• Follow the steps outlined on the secured website.

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card	C0123456789

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, Ú DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A  Election of Directors — The Board of Directors recommends a vote FOR the following nominees:

1.

To elect two Directors for a three-year term as provided by Chittenden Corporation’s Amended and Restated Articles of Incorporation. The Board of Directors has nominated the following two individuals for election as such directors:

+
		For	Withhold		For	Withhold
	01 - Pall D. Spera	☐	☐	02 - Owen W. Wells	☐	☐

B  Proposals — The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain
2.	To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for 2007.	☐	☐	☐

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

C  Non-Voting Items

Change of Address — Please print your new address below.

D Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	Ú

Proxy — Chittenden Corporation

ANNUAL MEETING OF STOCKHOLDERS

To be Held at the Corporation’s Headquarters on

April 18, 2007 at 10:00 A.M.

Chittenden Room—Main Floor

Two Burlington Square

Burlington, VT 05401

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints as Proxies, Ernest A. Pomerleau and Mark W. Richards, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of Chittenden Corporation held of record by the undersigned on March 2, 2007 at the Annual Meeting of Stockholders to be held at Chittenden Corporation’s headquarters, Two Burlington Square, Burlington, Vermont on April 18, 2007 at 10:00 a.m., or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE PROPOSALS SET FORTH ON THE REVERSE SIDE.

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

CONTINUED, AND TO BE SIGNED ON REVERSE SIDE